                           SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by the Party other than the Registrant [_]

                                          [_]CONFIDENTIAL, FOR USE OF THE
Check the appropriate box:                   COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         AMERIQUEST TECHNOLOGIES, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
   --------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
   --------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   --------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
   --------------------------------------------------------------------------

  (5) Total fee paid:
   --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials:
   --------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
   --------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:
   --------------------------------------------------------------------------

  (3) Filing Party:
   --------------------------------------------------------------------------

  (4) Date Filed:
   --------------------------------------------------------------------------

                                                    PRELIMINARY PROXY MATERIALS

                         AMERIQUEST TECHNOLOGIES, INC.
                        3 IMPERIAL PROMENADE, STE. 300
                          SANTA ANA, CALIFORNIA 92707
                                (714) 445-5000

                      1995 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD [MARCH 8], 1996

Dear Stockholder:

  You are cordially invited to attend the 1995 Annual Meeting (the "Meeting") of Stockholders of AmeriQuest Technologies, Inc. ("AmeriQuest"), to be held at the offices of AmeriQuest, located at 3 Imperial Promenade, Ste. 300, Santa
Ana, California 92707, on [March 8], 1996, at [     ] a.m., local time.

  The matters expected to be acted upon at the Meeting are described in detail in the following Notice of 1995 Annual Meeting of Stockholders and Proxy Statement.

  The Board of Directors has fixed the close of business on [February 9], 1996 as the record date for determination of stockholders entitled to notice of and to vote at the Meeting or any postponements or adjournments thereto.

  It is important that you use this opportunity to take part in the affairs of AmeriQuest by voting on the business to come before this Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the Meeting and to vote your shares in person.

  We look forward to seeing you at the Meeting.

                                          Sincerely yours,

                                          D. Stephen DeWindt,
                                          Chief Executive Officer

Santa Ana, California
[            ], 1996

                                                    PRELIMINARY PROXY MATERIALS

                         AMERIQUEST TECHNOLOGIES, INC.

                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD [MARCH 8], 1996

TO THE STOCKHOLDERS OF AMERIQUEST TECHNOLOGIES, INC.:

  Notice is hereby given that the 1995 Annual Meeting (the "Meeting") of Stockholders of AmeriQuest Technologies, Inc. ("AmeriQuest") will be held at the offices of AmeriQuest, located at 3 Imperial Promenade, Ste. 300, Santa
Ana, California 92707, on [March 8], 1996, at [    ] a.m., local time, for the
following purposes:

  1. To elect seven directors of AmeriQuest, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. AmeriQuest's Board of Directors intends to present the following nominees for election as directors:

                D. Stephen DeWindt            Mark C. Mulford
                Harry Krischik                Holger Heims
                Marc L. Werner                Harold L. Clark
                Robert H. Beckett

  2. To approve an amendment to AmeriQuest's Certificate of Incorporation to increase the authorized number of shares of Common Stock issuable by AmeriQuest from 30,000,000 shares to 200,000,000 shares.

  3. To approve an amendment to AmeriQuest's Certificate of Incorporation to provide that the authorized number of shares of Preferred Stock issuable by AmeriQuest be 5,000,000 shares.

  4. To approve the conversion of AmeriQuest Series G Preferred Stock into AmeriQuest Common Stock.

  5. To ratify certain prior issuances of securities by AmeriQuest.

  6. To approve the adoption of the 1996 Equity Incentive Plan for awards for up to 2,000,000 shares of AmeriQuest Common Stock.

  7. To ratify the selection of Arthur Andersen LLP as independent accountants for AmeriQuest for fiscal year 1996.

  8. To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on [February 9], 1996 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.


                                          BY ORDER OF THE BOARD OF DIRECTORS

Santa Ana, California
[            ], 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                                    PRELIMINARY PROXY MATERIALS

PROXY STATEMENT
[             ], 1996
                         AMERIQUEST TECHNOLOGIES, INC.

                      1995 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD [MARCH 8], 1996

  The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of AmeriQuest Technologies, Inc., a Delaware corporation ("AmeriQuest"), for use at the 1995 Annual Meeting of Stockholders of AmeriQuest (the "Meeting") to be held at the offices of AmeriQuest, located at 3 Imperial Promenade, Ste. 300, Santa Ana, California 92707, on [March 8],
1996, at [     ] a.m., local time, and at any postponements or adjournments thereof. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. This Proxy Statement and the accompanying
form of proxy were first mailed to stockholders on or about [           ],
1996. An annual report for the fiscal year ended June 30, 1995 accompanies this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  Only holders of record of AmeriQuest's Common Stock and Preferred Stock at the close of business on [February 9], 1996 (the "Record Date") will be entitled to vote at the Meeting. On the Record Date, AmeriQuest had the following shares outstanding and entitled to vote: [28,373,424] shares of Common Stock, 810,811 shares of Series A Preferred Stock (each of which share was convertible as of the Record Date into ten shares of Common Stock), 1,785,714 shares of Series B Preferred Stock (each of which share was convertible as of the Record Date into ten shares of Common Stock) and 25,830.1 shares of Series G Preferred Stock (each of which share was convertible as of the Record Date into one hundred shares of Common Stock). Holders of AmeriQuest's Common Stock are entitled to one vote for each share held as of the Record Date. Holders of AmeriQuest's Preferred Stock are entitled to vote the number of shares of Common Stock into which their shares of Preferred Stock are convertible as of the Record Date. Consequently, AmeriQuest had [56,921,684] shares of Common Stock and Preferred Stock (on an as-converted to Common Stock basis) outstanding and entitled to vote at the Meeting. The holders of the Common Stock and the Preferred Stock will vote together and not as a separate class. A majority of those shares will constitute a quorum for the transaction of business at the Meeting. Shares may not be voted cumulatively.

  Directors will be elected, as described in Proposal No. 1, by a plurality of the votes of the shares of Common Stock and Preferred Stock present in person or represented by proxy at the Meeting and issued and outstanding on the Record Date, voting together as a single class. In each case where the stockholder has appropriately specified how the Proxy is to be voted, it will be voted in accordance with the specifications so made. Proposal No. 2 requires for approval the affirmative vote of a majority of the voting power of all shares of Common Stock and Preferred Stock issued and outstanding on the Record Date, voting together as a single class. Proposal No. 3 requires for approval the affirmative vote of (i) a majority of the voting power of all shares of Common Stock and Preferred Stock issued and outstanding on the Record Date, voting together as a single class, and (ii) a majority of the voting power of all shares of Series A, Series B, Series D, Series E and Series F Preferred Stock issued and outstanding on the Record Date, voting together as a single class. Proposal Nos. 4, 5 and 6 each requires for approval the affirmative vote of a majority of the voting power of the shares of Common Stock and Preferred Stock present in person or represented by proxy at the Meeting and issued and outstanding on the Record Date, voting together as a single class. All votes will be tabulated by the inspector of elections appointed for the Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted toward a quorum but are not counted for any purpose in determining whether a matter has been approved.

  The expenses of soliciting proxies to be voted at the Meeting will be paid by AmeriQuest. Following the original mailing of the proxies and other soliciting materials, AmeriQuest and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, AmeriQuest will request that brokers, custodians, nominees and other record holders of AmeriQuest's Common Stock and Preferred Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and Preferred Stock and request authority for the exercise of proxies. In such cases, AmeriQuest, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                            REVOCABILITY OF PROXIES

  Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by (i) delivering to the Secretary of AmeriQuest prior to the vote at the Meeting an instrument in writing, bearing a date later than the proxy, stating that the proxy is revoked, (ii) delivering to the Secretary of AmeriQuest prior to the vote at the Meeting another duly executed proxy relating to the same shares, bearing a date later than the proxy or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, by itself, revoke a proxy). Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  At the Meeting, stockholders will elect directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of the Board is currently set at seven members. Accordingly, seven persons will be nominated for election at the Meeting to be the directors of AmeriQuest. In the election of directors, each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date and the number of votes for each share of Preferred Stock held as of the Record Date equal to the number of shares of Common Stock into which that share of Preferred Stock is convertible as of the Record Date. Each share represented by the accompanying proxy will be voted for the election of the seven nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. Shares may not be voted cumulatively. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. AmeriQuest is not aware of any nominee who will be unable to or, for good cause, will not serve as a director.

DIRECTORS/NOMINEES

  The following table sets forth certain information regarding the persons nominated to become directors of AmeriQuest.

   NAME OF NOMINEE          AGE                      PRINCIPAL OCCUPATION
   ---------------          ---                      --------------------
   D. Stephen DeWindt......  40 Chief Executive Officer of AmeriQuest
   Harry Krischik..........  44 Co-President of Computer 2000 AG
   Marc L. Werner..........  38 President and Director of Werner Financial, Inc.;
                                President and Director of Manufacturers Indemnity and Insurance
                                Company of America
   Mark C. Mulford.........  41 President and Chief Operating Officer of AmeriQuest
   Holger Heims............  33 Vice President (Operational Controlling) of AmeriQuest
   Harold L. Clark.........  60 Consultant
   Robert H. Beckett.......  62 President of Robec, Inc.

  D. Stephen DeWindt (age 40) was appointed to serve as a Director, Chairman of the Board of Directors and Chief Executive Officer of AmeriQuest in August 1995. Mr. DeWindt was appointed to serve in these positions in connection with the Purchase Agreement, dated as of August 7, 1995, between Computer 2000 AG, Computer 2000 Inc. and AmeriQuest (the "Computer 2000 Purchase Agreement") as described below in Proposal 2. From October 1994 to January 1996, Mr. DeWindt served as President and a Director of Computer 2000 Inc., the wholly-owned subsidiary of C2000 AG which owns a majority of AmeriQuest's voting capital stock (see "Security Ownership of Certain Beneficial Owners and Management"). Computer 2000 AG is a German company engaged in distributing hardware, software and communications products for professional personal computers. From May 1992 to September 1995, Mr. DeWindt served as one of four Co-Presidents of Computer 2000 AG and the head of its Group Sales & Marketing, responsible for the geographic regions of Northern Europe, North America and the Middle East. From May 1984 to April 1992, Mr. DeWindt served as Director of worldwide sales for the reseller channel at Intel Corp., a manufacturer of semiconductors.

  Dr. Harry Krischik (age 44) was appointed to serve as a Director and Co-Chairman of the Board of Directors of AmeriQuest in August 1995 in connection with the Computer 2000 Purchase Agreement (as described below in Proposal 2). For more than the last five years, Dr. Krischik also has served as one of the Co-Presidents of Computer 2000 AG, with responsibility for the areas of logistics, electronic data processing and human resources and regional responsibility for North America, Southern Europe and Latin America.

  Marc L. Werner (age 38) has served as a Director of AmeriQuest since December 1993 and as Vice-Chairman of AmeriQuest since August 1995 and served as Chairman of the Board of Directors of AmeriQuest from December 1993 to August 1995. Since 1986, Mr. Werner also has been employed by the Werner Co. and currently serves as President and Director for Werner Financial, Inc. and various companies affiliated with the Werner Co. Since 1986, Mr. Werner also has served as a President and Director of Manufacturers Indemnity and Insurance Company of America (a company which underwrites insurance for the Werner Co.).

  Mark C. Mulford (age 41) was appointed to serve as a Director, President and Chief Operating Officer of AmeriQuest in August 1995 in connection with the Computer 2000 Purchase Agreement (as described below in Proposal 2). From March 1995 to August 1995, Mr. Mulford served as a Director of Group Projects with Computer 2000 AG. From 1986 to March 1995, Mr. Mulford served with Frontline Distribution Ltd., Computer 2000 AG's largest foreign subsidiary, which conducts business in the United Kingdom, most recently as Managing Director.

  Holger Heims (age 32) was appointed to serve as a Director, Vice President (Operational Controlling) and Assistant Secretary of AmeriQuest in August 1995 in connection with the Computer 2000 Purchase Agreement (as described below in Proposal 2). From October 1994 to January 1996, Mr. Heims served as Vice President, Assistant Secretary and a Director of Computer 2000 Inc., and from October 1995 to January 1996, Mr. Heims also served as Secretary and Treasurer of Computer 2000 Inc. From October 1991 to September 1995, Mr. Heims served with Computer 2000 AG as Director of Investments, Tax & Legal. From May 1989 to October 1991, Mr. Heims was a partner in the firm of Heims Tax Consultants.

  Dr. Harold L. Clark (age 60) has served as a Director of AmeriQuest since May 1994. Since December 1995, Dr. Clark has served as a computer industry consultant. From August 1995 to December 1995, Dr. Clark had been a consultant to AmeriQuest. From January 1994 to August 1995, Dr. Clark was the President and Chief Executive Officer of AmeriQuest. From April 1993 to December 1993, Dr. Clark was the President and Chief Executive Officer of CDS Distribution, Inc., a wholly-owned subsidiary of AmeriQuest engaged in wholesale distribution of computer products. From February 1991 to December 1992, Dr. Clark served as President, Chief Operating Officer and a Director of Everex Systems, Inc. (a manufacturer of computer equipment). In 1993, subsequent to Dr. Clark's departure, Everex Systems, Inc. filed for protection under Chapter 11 of the Federal bankruptcy laws. A plan of reorganization for Everex Systems was confirmed by the U.S. Bankruptcy Court in 1994. From 1989 through 1991, Dr. Clark served as a computer industry consultant. From 1984 to 1989, Dr. Clark served as President of Ingram Micro, Inc. (a computer wholesale distributor).

  Robert H. Beckett (age 62) was appointed as a Director to AmeriQuest's Board in October 1994 pursuant to a series of agreements described in Proposal 2 below, whereby AmeriQuest acquired Robec, Inc., a microcomputer distributor ("Robec"). In light of continuing negotiations between Robec and AmeriQuest concerning consummation of those agreements, Mr. Beckett resigned from the Board in June 1995. After consummation of the agreements, Mr. Beckett was reappointed to the Board in December 1995. For the last 17 years, Mr. Beckett has served as the Chairman of the Board of Directors and President of Robec, which became a wholly-owned subsidiary of AmeriQuest in November 1995.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

  The Board met 15 times, including telephone conference meetings, and did not act by written consent, during fiscal year 1995. No director, with the exception of Robert H. Beckett and Eric J. Werner, attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

  Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

  Dr. Harry Krischik, Marc L. Werner and Harold L. Clark are the current members of the Audit Committee. During fiscal year 1995, Marc L. Werner, Eric
J. Werner and William T. Walker, Jr. were the members of the Audit Committee, which did not meet during fiscal 1995. The Audit Committee meets with AmeriQuest's independent accountants to review the adequacy of AmeriQuest's internal control systems and financial reporting procedures; reviews the general scope of AmeriQuest's annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by AmeriQuest's auditors, reviews the fairness of any proposed transaction between any officer, director or other affiliate of AmeriQuest and AmeriQuest, and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which AmeriQuest's Common Stock may be listed.

  D. Stephen DeWindt, Dr. Harry Krischik and Marc L. Werner are the current members of the Compensation Committee. During fiscal year 1995, Marc L. Werner, Terren S. Peizer and William N. Silvis were the members of the Compensation Committee, which met 3 times during fiscal year 1995. The Compensation Committee of the Board performs four principal tasks: it recommends to the full Board the compensation of AmeriQuest's Chief Executive Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the appropriate compensation of AmeriQuest's other officers, approves the granting of any bonuses to officers and reviews other compensation and personnel development matters generally.

DIRECTOR COMPENSATION

  During fiscal year 1995, AmeriQuest paid former outside directors William T. Walker, Jr. and William N. Silvis $2,500 per quarter as director fees. AmeriQuest reimbursed all its outside directors during fiscal 1995 for the expenses they incurred in attending Board meetings. Marc L. Werner and Eric J. Werner have not sought reimbursement for outside director fees for fiscal year 1995. AmeriQuest currently pays its outside directors compensation equal to $2,500 per quarter for serving as directors and reimburses them for the expenses they incur in attending Board meetings.

  AmeriQuest did not in fiscal 1995, nor does it currently, pay its inside directors any additional compensation for serving as directors or reimburse them for the expenses they incur in attending Board meetings. AmeriQuest did not in fiscal 1995, nor does it currently, pay its directors any additional compensation for committee participation or special assignments. Outside directors are not eligible to receive stock options under the proposed 1996 Equity Incentive Plan of AmeriQuest described in Proposal 6 below.

                  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR
                THE ELECTION OF EACH OF THE NOMINATED DIRECTORS

                                  PROPOSAL 2

   APPROVAL OF AN AMENDMENT OF AMERIQUEST'S CERTIFICATE OF INCORPORATION TO
     INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK ISSUABLE BY
                                  AMERIQUEST

  Stockholders are being asked to approve an amendment of AmeriQuest's Certificate of Incorporation, which has been approved by the Board subject to stockholder approval, to increase the authorized number of shares of Common Stock issuable by AmeriQuest from 30,000,000 shares to 200,000,000 shares. If this increase in the authorized Common Stock of AmeriQuest is approved by the stockholders at the Meeting, then the amendment of AmeriQuest's Certificate of Incorporation effecting this increase will be filed by AmeriQuest with the Secretary of State of the State of Delaware and will become effective upon the date of filing.

REASONS FOR PROPOSAL

  A portion of the additional shares available for issuance upon the proposed increase in the authorized Common Stock of AmeriQuest will be used for the purposes described below.

1. FOR ISSUANCE OF AMERIQUEST COMMON STOCK UPON (I) CONVERSION OF SHARES OF CURRENTLY OUTSTANDING AMERIQUEST PREFERRED STOCK AND WARRANTS TO ACQUIRE SHARES OF AMERIQUEST PREFERRED STOCK HELD BY COMPUTER 2000 INC., WHICH CONVERSION OCCURS AUTOMATICALLY UPON THE NECESSARY INCREASE IN AMERIQUEST'S AUTHORIZED SHARES OF COMMON STOCK AND (II) POSSIBLE EXERCISE OF A CERTAIN MAINTENANCE OPTION HELD BY COMPUTER 2000 INC.

  On August 21, 1995, in exchange for the cancellation by Computer 2000 Inc. of a debt in the principal amount of $18 million and an additional investment by Computer 2000 Inc. of $31,250,000, AmeriQuest issued to Computer 2000 Inc. in a transaction described below (i) 810,811 shares of AmeriQuest Series A Preferred Stock (convertible into 8,108,110 shares of AmeriQuest Common Stock, subject to adjustment), (ii) 1,785,714 shares of AmeriQuest Series B Preferred Stock (convertible into 17,857,140 shares of AmeriQuest Common Stock, subject to adjustment), (iii) the Achievement Warrants (defined below), which, subject to adjustment, are presently exercisable for up to 1,403,475 shares of AmeriQuest Series D Preferred Stock (convertible into 14,034,750 shares of AmeriQuest Common Stock, subject to adjustment), (iv) the Acquisition Maintenance Warrant (as defined below), which, subject to adjustment, is presently exercisable for up to 218,307 shares of AmeriQuest Series E Preferred Stock (convertible into 5,457,675 shares of AmeriQuest Common Stock, subject to adjustment), (v) the Unit Maintenance Warrants (as defined below), which, subject to adjustment, are presently exercisable for up to 514,857 shares of AmeriQuest Series F Preferred Stock (convertible into 5,148,570 shares of AmeriQuest Common Stock, subject to adjustment), and (vi) the Maintenance Option (as defined below), which as of the Record Date was exercisable for at least approximately [5,281,305] shares of AmeriQuest Common Stock (subject to adjustment).

  Upon the proposed increase in the authorized Common Stock of AmeriQuest, (i) the 810,811 shares of AmeriQuest Series A Preferred Stock would automatically convert into 8,108,110 shares of AmeriQuest Common Stock, (ii) the 1,785,714 shares of AmeriQuest Series B Preferred Stock would automatically convert into 17,857,140 shares of AmeriQuest Common Stock, (iii) the Achievement Warrants, rather than being exercisable for up to 1,403,475 shares of AmeriQuest Series D Preferred Stock, would instead be exercisable for up to 14,034,750 shares of AmeriQuest Common Stock (subject to adjustment), which is the same number of shares of AmeriQuest Common Stock into which such shares of AmeriQuest Series D Preferred Stock are convertible, (iv) the Acquisition Maintenance Warrant, rather than being exercisable for up to 218,307 shares of AmeriQuest Series E Preferred Stock, would instead be exercisable for up to 5,457,698 shares of AmeriQuest Common Stock (subject to adjustment), which is the same number of shares of AmeriQuest Common Stock into which such shares of AmeriQuest Series E Preferred Stock are convertible (subject to decrease due to rounding), (v) the Unit Maintenance Warrants, rather than being exercisable for up to 514,857 shares of AmeriQuest Series F Preferred Stock, would instead be exercisable for up to 5,148,574 shares of AmeriQuest Common Stock

(subject to adjustment), which is the same number of shares of AmeriQuest Common Stock into which such shares of AmeriQuest Series F Preferred Stock are convertible (subject to decrease due to rounding), and (vi) the Maintenance Option, which as of the Record Date was exercisable for at least approximately [5,281,305] shares of AmeriQuest Common Stock (subject to adjustment), may be exercised in full pursuant to the terms thereof.

  AmeriQuest's Certificate of Designations setting forth the rights, preferences and privileges of AmeriQuest Series A, Series B, Series D, Series E and Series F Preferred Stock provides that all such Preferred Stock will automatically convert into AmeriQuest Common Stock at such time as there is a sufficient number of authorized shares of AmeriQuest Common Stock to effect the conversion into Common Stock of all outstanding shares of such Preferred Stock and the exercise of all outstanding warrants and options exercisable for such Preferred Stock. Inasmuch as the currently authorized number of shares of AmeriQuest Common Stock is insufficient to effect such conversion and exercise, stockholder approval of the increase in the authorized number of shares of AmeriQuest Common Stock is necessary to accommodate the automatic conversion into AmeriQuest Common Stock of the 810,811 shares of AmeriQuest Series A Preferred Stock and 1,785,714 shares of AmeriQuest Series B Preferred Stock and the exercise in full for AmeriQuest Common Stock of the Achievement Warrants, the Acquisition Maintenance Warrant, the Unit Maintenance Warrants and the Maintenance Option.

  By approving the increase in the authorized number of shares of Common Stock of AmeriQuest, stockholders will be deemed also to have approved (i) the automatic conversion into AmeriQuest Common Stock of the 810,811 shares of AmeriQuest Series A Preferred Stock and 1,785,714 shares of AmeriQuest Series B Preferred Stock, (ii) to allow the Achievement Warrants, the Acquisition Maintenance Warrant and the Unit Maintenance Warrants to be exercisable for Common Stock instead of Preferred Stock and (iii) to allow for the possible exercise in full of the Maintenance Option for Common Stock.

  The following is a summary description of the transactions pursuant to which AmeriQuest issued the 810,811 shares of AmeriQuest Series A Preferred Stock, the 1,785,714 shares of AmeriQuest Series B Preferred Stock, the Achievement Warrants, the Acquisition Maintenance Warrant, the Unit Maintenance Warrants and the Maintenance Option.

 (a) Purchase of Stock, Warrants and Option.

  Pursuant to a Purchase Agreement, dated as of August 7, 1995, between Computer 2000 AG, Computer 2000 Inc. and AmeriQuest (the "Computer 2000 Purchase Agreement"), the following transactions, among others, occurred on August 21, 1995:

    (i) Computer 2000 Inc. assigned certain promissory notes in the principal amount of $18 million and paid an additional $31,250,000.00 to AmeriQuest in exchange for the issuance by AmeriQuest of (a) 810,811 shares of AmeriQuest Series A Preferred Stock (convertible into 8,108,110 shares of AmeriQuest Common Stock, subject to adjustment), (b) 1,785,714 shares of AmeriQuest Series B Preferred Stock (convertible into 17,857,140 shares of AmeriQuest Common Stock, subject to adjustment) and (c) warrants (the "Achievement Warrants") to purchase an aggregate of 1,403,475 shares of AmeriQuest Series D Preferred Stock (convertible into 14,034,750 shares of AmeriQuest Common Stock, subject to adjustment) exercisable at $.53 per share of Series D Preferred Stock ($.053 per share of Common Stock on an as-if-converted to Common Stock basis).

    Assuming the exercise by Computer 2000 Inc. of the Achievement Warrants, the conversion of the Series D Preferred Stock issuable upon such exercise and the conversion of the Series A and Series B Preferred Stock issued as described in the preceding paragraph, AmeriQuest will have issued to Computer 2000 Inc. 40,000,000 shares of Common Stock at an average purchase price of approximately $1.25 per share.

    The Achievement Warrants are exercisable in increments equal to approximately one-eighth of the total number of shares purchasable thereunder in the event that any of the following gross sales targets (each a "Performance Milestone") is achieved by AmeriQuest during the eight quarters in the 24-month period ended June 30, 1997: $150 million for the first quarter, $160 million for the second quarter, $190 million for the third quarter, $200 million for the fourth quarter, $220 million for the fifth quarter, $230 million for the sixth quarter, $270 million for the seventh quarter and $280 million for the eighth quarter. AmeriQuest did not achieve the Performance Milestone for the first quarter, which ended September 30, 1995. However, whether or not AmeriQuest achieves any or all of the Performance Milestones, (i) Achievement Warrants for 700,000 shares of Series D Preferred Stock (convertible into 7,000,000 shares of Common Stock, subject to adjustment), in addition to the Achievement Warrants exercisable due to the achievement of any Performance Milestones, will become exercisable on or after July 31, 1996 and (ii) Achievement Warrants for the remaining shares of Series D Preferred Stock will become exercisable on or after July 31, 1997. Moreover, the Achievement Warrants may be exercised at any time to the extent required in order for Computer 2000 Inc. to own 51% of the outstanding voting shares of AmeriQuest's capital stock. The Achievement Warrants will cease to be exercisable on August 21, 1998.

    (ii) In consideration for Computer 2000 Inc.'s exchange of the promissory notes and an additional investment of $31,250,000.00, as described in paragraph (i) above, AmeriQuest granted to Computer 2000 Inc. the following pari passu rights with respect to the number of shares issuable under other outstanding warrants, options and other rights to acquire shares of AmeriQuest Common Stock that AmeriQuest has previously granted, or is obligated to grant to others:

      (1) If the total number of shares of Common Stock issued by AmeriQuest in connection with the Robec Acquisition exceeds 2,800,000 shares of AmeriQuest Common Stock, including shares issued upon the exercise of options or warrants granted, assumed or exchanged in connection with the Robec Acquisition (such shares as are so issued in excess of 2,800,000 shares are referred to as the "Incremental Shares"), then Computer 2000 Inc. will have the right, pursuant to a warrant granted by AmeriQuest (the "Acquisition Maintenance Warrant"), to purchase a number of shares of AmeriQuest Series E Preferred Stock (each such share convertible to 25 shares of AmeriQuest Common Stock, subject to adjustment) that will be convertible into a number of shares of AmeriQuest Common Stock equal to the number of Incremental Shares. AmeriQuest issued to Robec shareholders a total of 5,372,710 shares of AmeriQuest Common Stock and 25,830.10 shares of AmeriQuest Series G Preferred Stock convertible into 2,583,010 shares of AmeriQuest Common Stock (subject to adjustment) and Robec stock options were converted into options to purchase up to 301,978 shares of AmeriQuest Common Stock. Therefore, the total number of shares of AmeriQuest Common Stock issued or issuable as a consequence of the Robec Acquisition is 8,257,698 shares (subject to adjustment), and the Acquisition Maintenance Warrant is presently exercisable for up to 218,307 shares of AmeriQuest Series E Preferred Stock (convertible into 5,457,675 shares of Common Stock, subject to adjustment). The exercise price of the Acquisition Maintenance Warrant is $1.25 per share of Series E Preferred Stock ($.05 per share of Common Stock on an as-if-converted to Common Stock). The Acquisition Maintenance Warrant is exercisable at such time, and from time-to-time, as Incremental Shares are issued and, for each such issuance, will remain exercisable for six months thereafter.

      (2) In connection with a private placement in the months of May, June and July of 1995 by AmeriQuest of equity securities, AmeriQuest issued stock and warrants to investors, which included warrants to purchase up to 5,148,574 shares of AmeriQuest Common Stock during a three year period at an exercise price of $1.05 per share (the "Unit Warrants"). If and to the extent that any of the Unit Warrants are exercised, then Computer 2000 Inc. will have the right, pursuant to certain warrants issued by AmeriQuest (the "Unit Maintenance Warrants"), to purchase a number of shares of AmeriQuest Series F Preferred Stock (each such share convertible to 10 shares of AmeriQuest Common Stock, subject to adjustment) that will be convertible into a number of shares of AmeriQuest Common Stock equal to the number of shares issued upon exercise of the Unit Warrants (the "Unit Warrant Shares"). The exercise price of the Unit Maintenance Warrants is $5.25 per share of Series F Preferred Stock ($.525 per share of Common Stock on an as-if-converted to Common Stock). The Unit Maintenance Warrants are exercisable only if and to the extent that any Unit Warrant Shares are issued and, for each such issuance, will remain exercisable for six months thereafter. [As of the Record Date, no Unit Warrants had been exercised, so the Unit Maintenance Warrants were not yet exercisable for any shares of Series F Preferred Stock.]

      (3) AmeriQuest also granted to Computer 2000 Inc. an option (the "Maintenance Option") to purchase a number of shares of AmeriQuest Common Stock (or other equity securities, as applicable) equal to the number of shares of AmeriQuest Common Stock (or other equity securities) that AmeriQuest issues upon exercise or conversion of all options, warrants or other rights (other than shares subject to the Unit Maintenance Warrants and Acquisition Maintenance Warrant) outstanding as of the date of the Computer 2000 Purchase Agreement (the "Miscellaneous AmeriQuest Options") to acquire (upon conversion or otherwise) any shares ("Additional Shares") of Common Stock or other equity securities of AmeriQuest. The Maintenance Option is exercisable from time-to-time with respect to each issuance of an Additional Share upon the issuance of such Additional Share, will terminate six months after notice to Computer 2000 Inc. of such issuance (subject to extension under certain circumstances) and will be exercisable for the same consideration and on the same terms as the consideration for which and terms under which such Additional Share is issued. Approximately [5,281,305] shares of AmeriQuest Common Stock are issuable as of the Record Date upon exercise of the Miscellaneous AmeriQuest Options.

 (b) Board of Directors and Management.

  Consistent with Computer 2000 Inc.'s acquisition of a majority of AmeriQuest's outstanding voting capital stock and in connection with the Computer 2000 Purchase Agreement, changes were made in AmeriQuest's Board of Directors and management. In August 1995, three of AmeriQuest's existing Directors, Terren Peizer, Eric J. Werner and William N. Silvis, resigned from the Board (Gregory A. White had resigned as a Director in July 1995) and five persons designated by Computer 2000 Inc. were appointed Directors of AmeriQuest. These designees were D. Stephen DeWindt, Klaus J. Laufen and Dr. Harry Krischik, who, at the time, were three of Computer 2000 AG's four Co-Presidents, Mark Mulford, who was a Director of Group Projects with Computer 2000 AG, and Holger Heims, who was Computer 2000 AG's Director of Investment, Tax and Legal. Mr. Laufen has since resigned in December 1995 as a Director of AmeriQuest. Mr. DeWindt was appointed Chairman of the Board and Chief Executive Officer of AmeriQuest, Dr. Krischik was appointed Co-Chairman of the Board, and Mr. Mulford was appointed AmeriQuest's President and Chief Operating Officer. Messrs. DeWindt, Mulford and Heims are no longer officers or directors of Computer 2000 AG or any affiliates thereof other than AmeriQuest. Harold L. Clark, AmeriQuest's Chief Executive Officer, and Stephen
G. Holmes, AmeriQuest's Secretary, Treasurer and Chief Financial Officer, resigned from those positions as a condition of the closing.

 (c) Indemnity.

  The Computer 2000 Purchase Agreement also provides that, if AmeriQuest incurs any liability, costs or expenses in connection with certain contingencies (primarily related to certain existing litigation and employee terminations) in excess of $2,000,000, then AmeriQuest may be required to issue to Computer 2000 Inc. additional shares of AmeriQuest Common Stock equal to the amount of such excess divided by $1.25. Further, pursuant to the Computer 2000 Purchase Agreement, AmeriQuest has agreed to indemnify Computer 2000 Inc., Computer 2000 AG and their respective shareholders, officers, directors, agents, employees, representatives, attorneys, successors and assigns from losses, costs, expenses and damages arising out of any misrepresentation or breach by AmeriQuest under the Computer 2000 Purchase Agreement or the related agreements once those losses, costs, expenses and damages exceed $100,000 in the aggregate. Such indemnity will, at Computer 2000's option, be payable in cash or shares of AmeriQuest Common Stock valued at the lesser of $1.25 or the then current market price based on a five day average. Computer 2000 has not notified AmeriQuest of whether it will assert that it is entitled to indemnification under the Computer 2000 Purchase Agreement.

 (d) Registration Rights.

  All of the shares of AmeriQuest Common Stock to be issued to Computer 2000 Inc. in the above-described transactions (the "Registrable Securities") will be restricted securities, subject to the resale restrictions of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). AmeriQuest and Computer 2000 Inc.

have entered into a Registration Rights Agreement which provides that Computer 2000 Inc. can require AmeriQuest to register the Registrable Securities with the Securities and Exchange Commission ("SEC") on Form S-3, or other appropriate form if Form S-3 is not available, and keep such registration effective for three years. Computer 2000 Inc. also has the right to require AmeriQuest to file a registration statement under the Securities Act covering the registration of the Registrable Securities then outstanding having an aggregate offering price to the public of not less than $5,000,000 and to keep such registration effective for up to 120 days.

 (e) No Stockholder Approval for the Transactions under the Computer 2000 Purchase Agreement.

  The transactions provided for in the Computer 2000 Purchase Agreement did not require prior approval or subsequent ratification by the stockholders under AmeriQuest's Certificate of Incorporation or Delaware General Corporation Law. However, the transactions would normally have required approval of AmeriQuest's stockholders pursuant to certain listing requirements of the New York Stock Exchange (the "NYSE"). Prior to the consummation of the transactions provided for in the Computer 2000 Purchase Agreement, the Audit Committee of the Board determined that due to AmeriQuest's financial condition and needs for financing any delays necessary in securing stockholder approval prior to the transactions would seriously jeopardize the financial viability of AmeriQuest. At the time, AmeriQuest was financially distressed and, in the opinion of the Audit Committee, financial survival was heavily dependent upon effecting the proposed transactions with Computer 2000 Inc. at the earliest practicable date. Because of the determination, the Board approved AmeriQuest's proceeding with the transactions provided for in the Computer 2000 Purchase Agreement without seeking stockholder approval in reliance upon an exemption to the NYSE's Shareholder Approval Policy applicable to companies in financial distress. The NYSE accepted AmeriQuest's application of the exemption.

2. FOR ISSUANCE OF AMERIQUEST COMMON STOCK UPON CONVERSION OF 25,830.1 SHARES OF AMERIQUEST SERIES G PREFERRED STOCK ISSUED IN CONNECTION WITH THE ROBEC ACQUISITION.

  In November 1995, in connection with the acquisition of Robec, Inc. ("Robec") by AmeriQuest (the "Robec Acquisition"), AmeriQuest issued to certain shareholders of Robec, including Robec's Chairman and Chief Executive Officer Robert H. Beckett (the "Principal Robec Shareholders"), 25,830.1 shares of AmeriQuest Series G Preferred Stock (which shares are convertible into 2,583,010 shares of AmeriQuest Common Stock, subject to adjustment).

  Upon the proposed increase in the authorized Common Stock of AmeriQuest, and upon the satisfaction of certain other conditions described in the following paragraph, the 25,830.1 shares of AmeriQuest Series G Preferred Stock would automatically convert into 2,583,010 shares of AmeriQuest Common Stock.

  Pursuant to AmeriQuest's Certificate of Designations setting forth the rights, preferences and privileges of AmeriQuest Series G Preferred Stock, the 25,830.1 shares of AmeriQuest Series G Preferred Stock will automatically convert into AmeriQuest Common Stock at such time as all three of the following conditions have been satisfied: (a) the stockholders of AmeriQuest approve (i) the conversion of AmeriQuest Series G Preferred Stock into AmeriQuest Common Stock, which approval is the subject of Proposal 4 below, and (ii) an increase in the authorized number of shares of AmeriQuest Common Stock to a number sufficient to accommodate the conversion of all outstanding shares of AmeriQuest Series A, Series B, Series D, Series E, Series F and Series G Preferred Stock into AmeriQuest Common Stock and the payment of all stock dividends payable with respect to the AmeriQuest Series G Preferred Stock, which approval is one of the subjects of this Proposal, and (b) AmeriQuest causes a shelf registration statement to become effective on Form S-3 under the Securities Act that will enable the resale from time-to-time in the public market of the shares of AmeriQuest Common Stock that are received upon conversion of the AmeriQuest Series G Preferred Stock. [AmeriQuest has filed this registration statement, but it has not yet been declared effective by the Securities and Exchange Commission.]

  The following is a summary description of the Robec Acquisition and the conversion of the AmeriQuest Series G Preferred Stock:

 (a) The Robec Acquisition.

  Pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated as of August 11, 1994, among AmeriQuest, Robec and the Principal Robec Shareholders, as amended by Amendment No. 1, dated as of August 4, 1995, and Amendment No. 2, dated as of August 15, 1995 (as amended, the "Robec Acquisition Agreement"), AmeriQuest agreed to purchase all of the outstanding shares of Robec in a two step transaction. In step one, the Principal Robec Shareholders exchanged in September 1994, 2,224,029 of their shares of Robec Common Stock for 1,402,805 shares of AmeriQuest Common Stock. As a result of the exchange, AmeriQuest acquired 50.1% of the outstanding shares of Robec Common Stock. Step two was the merger of a wholly-owned subsidiary of AmeriQuest into Robec, whereby Robec would become a wholly-owned subsidiary of AmeriQuest. Under the Robec Acquisition Agreement, step two (the merger) could not be accomplished until it was approved by the Robec shareholders. In September 1995, the Robec shareholders approved the merger.

  The Robec Acquisition Agreement required AmeriQuest to issue additional shares to the Principal Robec Shareholders upon consummation of the merger if the market value of AmeriQuest Common Stock (during specified periods preceding the date of the meeting of Robec's shareholders held to consider the merger) was below $3.00. As a result of this requirement, AmeriQuest was obligated to issue an additional 2,583,010 shares of AmeriQuest Common Stock to the Principal Robec Shareholders upon consummation of the merger. The issuance of the total number of shares of AmeriQuest Common Stock issued or issuable in the Robec Acquisition would have exceeded the authorized number of shares of AmeriQuest Common Stock. Additionally, while the issuance of the total number of shares of Common Stock issued or issuable in the Robec Acquisition did not require prior approval or subsequent ratification by the stockholders under AmeriQuest's Certificate of Incorporation or Delaware General Corporation Law, such issuance would have required the approval by the stockholders pursuant to certain NYSE listing requirements.

  On November, 10 1995, in order to accomplish the Robec Acquisition without the delay that would have been necessitated by seeking the approval of the stockholders of AmeriQuest, AmeriQuest entered into an Exchange Agreement with the Principal Robec Shareholders. Pursuant to the Exchange Agreement, AmeriQuest issued to the Principal Robec Shareholders 25,830.10 shares of a newly created Series G Preferred Stock of AmeriQuest, which shares are convertible into 2,583,010 shares of AmeriQuest Common Stock, the same number of shares of AmeriQuest Common Stock that the Principal Robec Shareholders would have otherwise received upon consummation of the merger pursuant to the terms of the Robec Acquisition Agreement.

  The merger was consummated on November 13, 1995, whereupon Robec became a wholly-owned subsidiary of AmeriQuest. In the merger, the shares of Robec which remained outstanding were canceled and AmeriQuest issued 3,969,905 shares of AmeriQuest Common Stock in exchange for the Robec shares, and the outstanding Robec stock options were converted into options to purchase up to 301,978 additional shares of AmeriQuest Common Stock.

  Pursuant to the terms of the Robec Acquisition Agreement, AmeriQuest was required to cause Robert H. Beckett, the Chairman and Chief Executive Officer of Robec, to be appointed as a Director of AmeriQuest and to nominate Mr. Beckett for reelection to the Board at each of the next two annual meetings of AmeriQuest's stockholders. Mr. Beckett was appointed to AmeriQuest's Board in October 1994, but then resigned from the Board in June 1995 as a result of continuing negotiations between AmeriQuest and Robec regarding consummation of the Robec Acquisition. After the completion of the Robec Acquisition, Mr. Beckett was appointed to the Board in December 1995.

 (b) Conversion of the AmeriQuest Series G Preferred Stock.

  Conditions of Conversion. The 25,830.1 shares of AmeriQuest Series G Preferred Stock which were issued to the Principal Robec Shareholders will automatically convert into an aggregate of 2,583,010 shares of AmeriQuest Common Stock (subject to adjustment) when all of the conditions precedent described above have been satisfied.

  Dividend Penalty. For the period commencing September 29, 1995 and ending on the date on which the AmeriQuest Series G Preferred Stock is converted into AmeriQuest Common Stock, AmeriQuest must pay a dividend on the AmeriQuest Series G Preferred Stock at the rate of 15% per annum (based on the deemed initial issuance price of $1.1875 per share of AmeriQuest Common Stock into which the AmeriQuest Series G Preferred Stock may be convertible), which dividend will be payable in shares of AmeriQuest Common Stock (valued for the purposes of the dividend at $1.1875 per share) on the earlier date of conversion or redemption of the Series G Preferred Stock. If the AmeriQuest Series G Preferred Stock is not converted before April 30, 1996, then, for the period commencing April 30, 1996 and ending on the date on which the AmeriQuest Series G Preferred Stock is converted into AmeriQuest Common Stock, AmeriQuest must pay an additional dividend on the Series G Preferred Stock each month in shares of Common Stock equal to 10% of the shares of Common Stock then issuable upon conversion of the AmeriQuest Series G Preferred Stock (the "Dividend Penalty"), payable on the last day of each month (or on the date of conversion if the AmeriQuest Series G Preferred Stock is converted during any month).

  Right of Redemption. If the AmeriQuest Series G Preferred Stock is not converted before November 9, 2000, each holder of any outstanding AmeriQuest Series G Preferred Stock will have the right to cause AmeriQuest to redeem such holder's shares of AmeriQuest Series G Preferred Stock (the "Right of Redemption") at a price equal to the liquidation preference ($1.1875 per share of AmeriQuest Common Stock into which the AmeriQuest Series G Preferred Stock may be convertible) plus any accrued and unpaid dividends.

3. CONVERSION OF OUTSTANDING AMERIQUEST OPTIONS AND WARRANTS.

  As of the Record Date, outstanding AmeriQuest options and warrants (excluding the Maintenance Option) were exercisable for up to approximately [10,731,857] shares of AmeriQuest Common Stock, which, together with the [28,373,424] shares of AmeriQuest Common Stock outstanding on the Record Date, exceeded the number of authorized shares of AmeriQuest Common Stock by approximately [9,105,287] shares. An increase in the number of authorized shares of AmeriQuest Common Stock would permit the exercise in full of all such outstanding AmeriQuest options and warrants.

4. GENERAL CORPORATE PURPOSES.

  Additional shares available for issuance upon the proposed increase in the authorized Common Stock of AmeriQuest not issued for the purposes described in items 1, 2 and 3 above would be available for issuance from time-to-time for general corporate purposes (such as possible stock splits, stock dividends, acquisitions of companies or assets, sales of stock or securities convertible into stock, stock options or other employee benefit plans). In addition, to address its financing requirements, AmeriQuest may seek additional equity financing by the sale of its capital stock. Additionally, AmeriQuest is submitting to the stockholders for approval at the Meeting the 1996 Equity Incentive Plan as described in Proposal 6, under which, if approved, an aggregate of 2,000,000 shares of AmeriQuest Common Stock will be available for issuance. Except as described in the prior two sentences and in items 1, 2 and 3 above, AmeriQuest currently has no specific plans, arrangements or understandings with respect to the issuance of additional shares for such purposes. AmeriQuest believes that the availability of the additional shares will provide it with flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

EFFECT OF PROPOSAL

  As of the Record Date, there were [28,373,424] shares of AmeriQuest Common Stock issued and outstanding. Assuming that no additional shares of AmeriQuest Common Stock are issued from the Record Date until the effective date of the amendment to AmeriQuest's Certificate of Incorporation increasing the authorized number of shares of Common Stock of AmeriQuest, and assuming the issuance of 28,548,260 shares of AmeriQuest Common Stock upon the conversion of the 810,811 shares of AmeriQuest Series A Preferred Stock, 1,785,714 shares of AmeriQuest Series B Preferred Stock and 25,830.1 shares of AmeriQuest Series G Preferred Stock described in items 1 and 2 above, there would be upon the effective date of the amendment [56,921,684] shares of AmeriQuest Common Stock issued and outstanding, approximately [40,654,184] shares of AmeriQuest Common Stock reserved for issuance upon exercise of outstanding AmeriQuest options and warrants (including the Achievement Warrants, the Acquisition Maintenance Warrant, the Unit Maintenance Warrants and the Maintenance Option) and approximately [102,424,120] shares of Common Stock otherwise available for issuance.

  As discussed above, a favorable vote on this Proposal will satisfy one of the conditions precedent for automatic conversion into AmeriQuest Common Stock of the 25,830.1 shares of AmeriQuest Series G Preferred Stock issued to the Principal Robec Shareholders. If such conversion occurs before April 30, 1996, then AmeriQuest will not be obligated to pay the Dividend Penalty or satisfy the Right of Redemption.

  If stockholders do not approve this Proposal, then the shares of Series A and B Preferred Stock held by Computer 2000 Inc. will not convert into Common Stock, and the Achievement Warrants, the Acquisition Maintenance Warrant and the Unit Maintenance Warrant also held by Computer 2000 Inc. will continue to be exercisable for shares of Preferred Stock rather than Common Stock, as described above. Further, the shares of Series G Preferred Stock held by the Robec Principal Shareholders will not convert into Common Stock. As a result,
(i) the holders of outstanding shares of Series A, Series B, Series D, Series E and Series F Preferred Stock would continue to have the right to approve (voting as a single class) certain actions of AmeriQuest, such as certain mergers or sales of assets of AmeriQuest and (ii) in the event of any liquidation, dissolution or winding up of AmeriQuest, AmeriQuest would continue to be obligated to pay to the holders of outstanding shares of Series A, Series B, Series D, Series E, Series F and Series G Preferred Stock, prior to making any payment to the holders of Common Stock, $22.20 per share of Series A Preferred Stock, $17.50 per share of Series B Preferred Stock, $0.53 per share of Series D Preferred Stock, $1.25 per share of Series E Preferred Stock, $5.25 per share of Series F Preferred Stock, $118.75 per share of Series G Preferred Stock (the holders of Series G Preferred Stock would also be paid their accrued and unpaid dividends), subject to adjustment. (AmeriQuest would not be obligated to pay to the holders of those shares of Preferred Stock any further payments once their liquidation preference has been paid). Further, AmeriQuest would continue to be obligated to pay the Dividend Penalty and satisfy the Right of Redemption with respect to the outstanding shares of Series G Preferred Stock. Additionally, AmeriQuest would be unable to honor its outstanding AmeriQuest options and warrants, and its ability to seek additional equity financing would be significantly limited.

VOTE REQUIRED

  Approval of the amendment to AmeriQuest's Certificate of Incorporation to increase the authorized Common Stock of AmeriQuest requires the affirmative vote of a majority of the voting power of all shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock issued and outstanding on the Record Date, voting together as a single class.

  On November 10, 1995, Computer 2000 Inc. entered into a Voting Agreement (the "Robec Voting Agreement"), pursuant to which Computer 2000 Inc. agreed
(a) to vote its shares of AmeriQuest's capital stock in favor of (i) approving the conversion of AmeriQuest Series G Preferred Stock into AmeriQuest Common Stock and (ii) increasing the authorized number of shares of AmeriQuest Common Stock and (b) to use its best efforts to cause AmeriQuest to fulfill its obligations to cause the resale of the shares issued upon conversion of AmeriQuest Series G Preferred Stock to be registered on Form S-3. On the Record Date, Computer 2000 Inc.

held [26,497,250] shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock (on an as converted to Common Stock basis). Such shares comprise an aggregate of approximately [46.6]% of the total number of shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock (on an as converted to Common Stock basis) outstanding on the Record Date and entitled to vote on this Proposal. Additionally, on the Record Date, the Principal Robec Shareholders held [4,797,326] shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock (on an as converted to Common Stock basis). Such shares comprise an aggregate of approximately [8.4]% of the total number of shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock (on an as converted to Common Stock basis) outstanding on the Record Date and entitled to vote on this Proposal. However, the Principal Robec Shareholders are not contractually obligated to vote their shares of AmeriQuest's capital stock in favor of increasing the authorized number of shares of AmeriQuest Common Stock.

                THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
            APPROVAL OF AN AMENDMENT OF AMERIQUEST'S CERTIFICATE OF
         INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF
   COMMON STOCK ISSUABLE BY AMERIQUEST FROM 30,000,000 SHARES TO 200,000,000
                                    SHARES

                                  PROPOSAL 3

             APPROVAL OF AN AMENDMENT OF AMERIQUEST'S CERTIFICATE
           OF INCORPORATION TO PROVIDE THAT THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK ISSUABLE BY AMERIQUEST BE 5,000,000 SHARES

  Stockholders are being asked to approve an amendment of AmeriQuest's Certificate of Incorporation, which has been approved by the Board subject to stockholder approval, to provide that the authorized number of shares of Preferred Stock issuable by AmeriQuest be 5,000,000 shares. If this Proposal is approved by the stockholders at the Meeting, then the amendment of AmeriQuest's Certificate of Incorporation effecting such authorized number will be filed by AmeriQuest with the Secretary of State of the State of Delaware and will become effective upon the date of filing.

REASONS FOR PROPOSAL

  Any additional shares available for issuance upon approval of this Proposal would be available for issuance from time-to-time for general corporate purposes (such as possible stock splits, stock dividends, acquisitions of companies or assets, or sales of stock or securities convertible into stock). AmeriQuest currently has no specific plans, arrangements or understandings with respect to the issuance of shares for such purposes. AmeriQuest believes that the availability of the shares will provide it with flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

EFFECT OF PROPOSAL

  AmeriQuest's current Certificate of Incorporation provides that AmeriQuest is authorized to issue 5,000,000 shares of Preferred Stock. Since the filing of that Certificate of Incorporation, AmeriQuest has adopted and filed with the Secretary of State of Delaware Certificates of Designations setting forth the rights, preferences and privileges of AmeriQuest Series A, Series B, Series D, Series E, Series F and Series G Preferred Stock, which designate a total of 4,940,688 shares of Preferred Stock consisting of 810,811 shares of Series A Preferred Stock, 1,785,714 shares of Series B Preferred Stock, 1,403,475 shares of Series D Preferred Stock, 400,000 shares of Series E Preferred Stock, 514,857 shares of Series F Preferred Stock and 25,831 shares of Series G Preferred Stock. As of the Record Date, there were 810,811 shares of Series A Preferred Stock issued and outstanding, 1,785,714 shares of Series B Preferred Stock issued and outstanding and 25,830.1 shares of Series G Preferred Stock issued and outstanding. Consequently, as of the Record Date, there were 2,377,644.9 additional shares of Preferred Stock which AmeriQuest was authorized to issue, of which 1,403,475 shares of Series D Preferred Stock were reserved for issuance upon exercise of the Achievement Warrants, up to 400,000 shares of Series E Preferred Stock were reserved for issuance upon exercise of the Acquisition Maintenance Warrant and 514,857 shares of Series F Preferred Stock were reserved for issuance upon exercise of the Unit Maintenance Warrant, leaving AmeriQuest authorized to issue 59,312.9 shares of Preferred Stock for other purposes.

  If Proposals 2 and 4 are approved and all other conditions to the conversion of the Series G Preferred Stock are satisfied prior to the filing of the amendment to AmeriQuest's Certificate of Incorporation contemplated by this Proposal (and assuming no additional shares of Preferred Stock are issued upon exercise of the Achievement Warrants, the Acquisition Maintenance Warrant or the Unit Maintenance Warrant), then upon filing of the amendment to the Certificate of Incorporation no shares of Preferred Stock would be outstanding, AmeriQuest would be authorized to issue 5,000,000 shares of Preferred Stock and, therefore, approval of this Proposal would have the effect of authorizing AmeriQuest to issue 2,622,355.1 more shares of Preferred Stock than it would have been authorized to issue absent approval of this Proposal. The Certificates of Designations for the existing series of Preferred Stock provide that none of the designated shares of Preferred Stock acquired by AmeriQuest by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares so acquired by AmeriQuest, which under the assumptions of this paragraph would consist of the outstanding shares of Series A, Series B and Series G Preferred Stock, will be canceled, retired and eliminated from the shares which AmeriQuest will be authorized to issue. Under the assumptions of this paragraph, these shares would be canceled, retired and eliminated prior to the filing of the amendment of AmeriQuest's Certificate of Incorporation. Additionally, the Board would be authorized to decrease the number of authorized but unissued shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock and such shares would resume the status of Preferred Stock without any designated powers, rights or preferences.

  If Proposal 2 is approved, but either Proposal 4 is not approved or any of the other conditions to the conversion of the Series G Preferred Stock are not satisfied (and assuming no additional shares of Preferred Stock are issued upon exercise of the Achievement Warrants, the Acquisition Maintenance Warrant or the Unit Maintenance Warrant), then upon filing of the amendment to the Certificate of Incorporation an aggregate of 25,830.1 shares of Preferred Stock, consisting completely of Series G Preferred Stock, would remain outstanding, AmeriQuest would be authorized to issue 4,974,169.9 additional shares of Preferred Stock and, therefore, approval of this Proposal would have the effect of authorizing AmeriQuest to issue 2,596,525 more shares of Preferred Stock than it would it would have been authorized to issue absent approval of this Proposal.

  If Proposal 2 is not approved (and assuming no additional shares of Preferred Stock are issued upon exercise of the Achievement Warrants, the Acquisition Maintenance Warrant or the Unit Maintenance Warrant), then upon filing of the amendment to the Certificate of Incorporation an aggregate of 2,622,355.1 shares of Preferred Stock, consisting of 810,811 shares of Series A Preferred Stock, 1,785,714 shares of Series B Preferred Stock and 25,830.1 shares of Series G Preferred Stock, would remain outstanding, AmeriQuest would be authorized to issue 2,377,644.9 additional shares of Preferred Stock and, therefore, approval of this Proposal would have the effect of authorizing AmeriQuest to issue no more shares of Preferred Stock than it would it would have been authorized to issue absent approval of this Proposal. Of the authorized and unissued shares of Preferred Stock, 1,403,475 shares of Series D Preferred Stock would remain reserved for issuance upon exercise of the Achievement Warrants, up to 400,000 shares of Series E Preferred Stock would remain reserved for issuance upon exercise of the Acquisition Maintenance Warrant and 514,857 shares of Series F Preferred Stock would remain reserved for issuance upon exercise of the Unit Maintenance Warrant.

  The Board is authorized, subject to any limitations prescribed by Delaware law, to provide for the issuance of any authorized but unissued shares of Preferred Stock in one or more series, to establish from time-to-time the number of shares to be included in each such series, to fix the powers, preferences and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding), without any further vote or action by AmeriQuest's stockholders. The Board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of AmeriQuest Common Stock. Consequently, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of AmeriQuest.

VOTE REQUIRED

  Approval of the amendment to AmeriQuest's Certificate of Incorporation to provide that the authorized number of shares of Preferred Stock issuable by AmeriQuest be 5,000,000 requires the affirmative vote of (i) a majority of the voting power of all shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock issued and outstanding on the Record Date, voting together as a single class, and (ii) a majority of the voting power of all shares of AmeriQuest Series A, Series B, Series D, Series E and Series F Preferred Stock issued and outstanding on the Record Date, voting together as a single class.

                THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
             APPROVAL OF THE AMENDMENT OF AMERIQUEST'S CERTIFICATE
           OF INCORPORATION TO PROVIDE THAT THE AUTHORIZED NUMBER OF
     SHARES OF PREFERRED STOCK ISSUABLE BY AMERIQUEST BE 5,000,000 SHARES

                                  PROPOSAL 4

                          APPROVAL OF THE CONVERSION
                       OF AMERIQUEST SERIES G PREFERRED
                      STOCK INTO AMERIQUEST COMMON STOCK

  Stockholders are being asked to approve the conversion of AmeriQuest Series G Preferred Stock into AmeriQuest Common Stock.

REASONS FOR PROPOSAL

  As more fully described in Proposal 2 above, in connection with the Robec Acquisition, AmeriQuest issued to the Principal Robec Shareholders an aggregate of 25,830.1 shares of AmeriQuest Series G Preferred Stock, which shares will be automatically converted into an aggregate of 2,583,010 shares of AmeriQuest Common Stock (subject to adjustment) upon the satisfaction of certain conditions precedent described in Proposal 2. One such condition, set forth in AmeriQuest's Certificate of Designations setting forth the rights, preferences and privileges of AmeriQuest Series G Preferred Stock, is that AmeriQuest's stockholders must approve the conversion of AmeriQuest Series G Preferred Stock into AmeriQuest Common Stock.

EFFECT OF PROPOSAL

  If the 25,830.1 shares of AmeriQuest Series G Preferred Stock issued to the Principal Robec Shareholders convert into AmeriQuest Common Stock before April 30, 1996, then, as described in Proposal 2 above, AmeriQuest will not be obligated to pay the Dividend Penalty or satisfy the Right of Redemption.

  If stockholders do not approve this Proposal, then the shares of Series G Preferred Stock held by the Robec Principal Shareholders will not convert into Common Stock. As a result, AmeriQuest will continue to be obligated to pay the Dividend Penalty and satisfy the Right of Redemption.

VOTE REQUIRED

  Approval of the conversion of AmeriQuest Series G Preferred Stock into AmeriQuest Common Stock requires the affirmative vote of a majority of the voting power of the shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock present in person or by proxy at the Meeting and issued and outstanding on the Record Date, voting together as a single class.

  As described in Proposal 2 above, pursuant to the Robec Voting Agreement, Computer 2000 Inc. has agreed, among other things, to vote its shares of AmeriQuest's capital stock in favor of approving the conversion of AmeriQuest Series G Preferred Stock into AmeriQuest Common Stock. On the Record Date, Computer 2000 Inc. held [26,497,250] shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock (on an as converted to Common Stock basis). Such shares comprise an aggregate of approximately [46.6]% of the total number of shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock (on an as converted to Common Stock basis) outstanding on the Record Date and entitled to vote on this Proposal. Additionally, on the Record Date, the Principal Robec Shareholders held [4,797,326] shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock (on an as converted to Common Stock basis). Such shares comprise an aggregate of approximately [8.4]% of the total number of shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock (on an as converted to Common Stock basis) outstanding on the Record Date and entitled to vote on this Proposal. However, the Principal Robec Shareholders are not contractually obligated to vote their shares of AmeriQuest's capital stock in favor of approving the conversion of AmeriQuest Series G Preferred Stock into AmeriQuest Common Stock.

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE CONVERSION OF
       AMERIQUEST SERIES G PREFERRED STOCK INTO AMERIQUEST COMMON STOCK

                                  PROPOSAL 5

                         RATIFICATION OF CERTAIN PRIOR
                     ISSUANCES BY AMERIQUEST OF SECURITIES

  Stockholders are being asked to ratify certain prior issuances by AmeriQuest of securities to various parties as described below (the "Prior Issuances"). The Prior Issuances did not require prior approval or subsequent ratification by the stockholders under AmeriQuest's Certificate of Incorporation or Delaware General Corporation Law. AmeriQuest believes that, based upon discussions with the NYSE, ratification of the Prior Issuances may be necessary to meet AmeriQuest's listing requirements with the NYSE.

DESCRIPTION OF PRIOR ISSUANCES OF SECURITIES

  The following table summarizes the Prior Issuances which the stockholders are being asked to ratify:

                                                                       SALE PRICE
                                                                      PER SHARE OR
    WHEN    NAME OF PARTY TO WHOM                                   CURRENT EXERCISE
   ISSUED   SECURITIES WERE ISSUED          SECURITIES ISSUED       PRICE PER SHARE
   ------   ----------------------          -----------------       ----------------
   12/93    Harold L. Clark           Option for 250,000 shares of       $1.00
                                      Common Stock(1)
   12/93    Stephen G. Holmes         Option for 100,000 shares of       $1.00
                                      Common Stock(2)
   12/93    Michael Rusert            Option for 50,000                  $2.00
                                      (originally 100,000) shares
                                      of Common Stock(3)
   03/94    Manufacturers Indemnity   Option for 150,000 shares of       $4.50
            and Insurance Company of  Common Stock(4)
            America
   10/94    Manufacturers Indemnity   200,000 shares of Common           $2.50
            and Insurance Company of  Stock(5)
            America
   10/94    Harold L. Clark           200,000 shares of Common           $2.50
                                      Stock(6)
   10/94    Stephen G. Holmes         50,000 shares of Common            $2.50
                                      Stock(7)
   11/94    Various private           1,540,000 shares of Common         $2.40
            investors, including      Stock(8)
            Manufacturers Indemnity
            and Insurance Company of  Warrants for 1,540,000             $1.75
            America and Wendover      shares of Common Stock(8)
            Financial Company
  05/95-    Various private           2,574,287 shares of Common         $1.75
   07/95    investors, including      Stock(9)
            Manufacturers Indemnity
            and Insurance Company of  Warrants for 5,148,574             $1.05
            America                   shares of Common Stock(9)
   07/95    William T. Walker, Jr.    35,000 shares of Common        Prior services
                                      Stock(10)
   07/95    William N. Silvis         15,000 shares of Common        Prior services
                                      Stock(11)

--------
(1) In December 1993, AmeriQuest granted to Dr. Clark a non-qualified stock option exercisable for 250,000 shares of Common Stock at $2.00 per share (subject to proportional adjustment in the event of stock splits, stock combinations, stock dividends, recapitalizations and mergers), expiring six years from the date of grant, subject to earlier termination upon termination of employment. This option vested in 25% increments every 14 months. Pursuant to a Settlement Agreement and Release entered into between AmeriQuest and Dr. Clark in connection with the termination of his employment, this option was repriced in August 1995 to be exercisable at $1.00 per share, was deemed fully vested and exercisable only during the two year period following the repricing. At the time this option was granted and at the time this option was repriced, Dr. Clark was the Chief Executive Officer of AmeriQuest. AmeriQuest granted this option as an employment incentive and expects to use the proceeds from any exercise thereof for general working capital purposes.

(2) In December 1993, AmeriQuest granted to Mr. Holmes a non-qualified stock option exercisable for 100,000 shares of Common Stock at $2.00 per share (subject to proportional adjustment in the event of stock splits, stock combinations, stock dividends, recapitalizations and mergers), expiring six years from the date of grant, subject to earlier termination upon termination of employment. This option vested in 25% increments every 14 months. Pursuant to a Settlement Agreement and Release entered into between AmeriQuest and Mr. Holmes in connection with the termination of his employment, this option was repriced in August 1995 to be exercisable at $1.00 per share, was deemed fully vested and exercisable only during the two year period following the repricing. At the time this option was granted and at the time this option was repriced, Mr. Holmes was the Chief Financial Officer of AmeriQuest. AmeriQuest granted this option as an employment incentive and expects to use the proceeds from any exercise thereof for general working capital purposes.

(3) In December 1993, AmeriQuest granted to Mr. Rusert a non-qualified stock option exercisable for 100,000 shares of Common Stock at $2.00 per share (subject to proportional adjustment in the event of stock splits, stock combinations, stock dividends, recapitalizations and mergers), expiring six years from the date of grant, subject to earlier termination upon termination of employment. This option vested in 25% increments every 14 months. Pursuant to a Severance Agreement entered into between AmeriQuest and Mr. Rusert in connection with the termination of his employment, in October 1994 the vesting of this option was accelerated such that it is exercisable for 50,000 shares of Common Stock and is exercisable only
    until [         ]. At the time this option was granted, Mr. Rusert was the
    Chief Operating Officer of AmeriQuest. AmeriQuest granted this option as an employment incentive and expects to use the proceeds from any exercise thereof for general working capital purposes.

(4) In March 1994, AmeriQuest granted to Manufacturers Indemnity and Insurance Company of America ("MIICA") a non-qualified option exercisable for 150,000 shares of Common Stock at $4.50 per share (subject to proportional adjustment in the event of stock splits, stock dividends, recapitalizations and mergers), expiring five years from the date of grant (subject to earlier expiration if at least one representative of MIICA is not serving AmeriQuest as a director/consultant and as a member of AmeriQuest's acquisition committee). This option vested when AmeriQuest's operations attained a sales "run rate" of $300 million per year. At the time this option was granted, Marc L. Werner and Eric J. Werner were Directors of both MIICA and of AmeriQuest. Marc L. Werner remains a Director of AmeriQuest, and Eric J. Werner resigned in August 1995 as a Director of AmeriQuest. This option was granted as incentive for Marc L. Werner and Eric J. Werner to assist AmeriQuest with its policy of growth by acquisition of other companies. AmeriQuest expects to use the proceeds from any exercise of this option for general working capital purposes.

(5) In October 1994, AmeriQuest sold to MIICA 200,000 shares of Common Stock at $2.50 per share. The purchase price at which AmeriQuest sold these shares was $0.10 per share greater than the purchase price at which AmeriQuest sold promissory notes convertible into shares in the 1994 Private Placement completed in October 1994 described in footnote (8) below. MIICA paid in cash the total par value for the shares of $2,000 and remains obligated to pay the balance of $498,000. This payment obligation is unsecured and does not bear interest. Payment was originally due in October 1995, but, in July 1995, AmeriQuest extended the due date until September 1996. At the time these shares were purchased, Marc L. Werner and Eric J. Werner were Directors of both MIICA and AmeriQuest. AmeriQuest expects to use the proceeds from the sale of these shares for general working capital purposes.

(6) In October 1994, AmeriQuest sold to Dr. Clark 200,000 shares of Common Stock at $2.50 per share. The purchase price at which AmeriQuest sold these shares was $0.10 per share greater than the purchase price at which AmeriQuest sold promissory notes convertible into shares in the 1994 Private Placement completed in October 1994 described in footnote (8) below. Dr. Clark paid in cash the total par value for the shares of

   $2,000 and tendered a non-interest bearing promissory note for the balance of $498,000, which promissory note is secured by these shares purchased. The promissory note was originally due in October 1995, but, in July 1995, AmeriQuest extended the due date until September 1996. At the time Dr. Clark purchased these shares, he was the Chief Executive Officer of AmeriQuest. AmeriQuest expects to use the proceeds from the sale of these shares for general working capital purposes.

(7) In October 1994, AmeriQuest sold to Mr. Holmes 50,000 shares of Common Stock at $2.50 per share. The purchase price at which AmeriQuest sold these shares was $0.10 per share greater than the purchase price at which AmeriQuest sold promissory notes convertible into shares in the 1994 Private Placement completed in October 1994 described in footnote (8) below. Mr. Holmes paid in cash the total par value for the shares of $500 and tendered a non-interest bearing promissory note for the balance of $124,500, which promissory note is secured by these shares purchased. The promissory note was originally due in October 1995, but, in July 1995, AmeriQuest extended the due date until September 1996. At the time Mr. Holmes purchased these shares, he was the Chief Financial Officer of AmeriQuest. AmeriQuest expects to use the proceeds from the sale of these shares for general working capital purposes.

(8) In October 1994, AmeriQuest sold to various investors in a private placement Unsecured, Convertible Promissory Notes for an aggregate purchase price of $3,696,000 (the "1994 Private Placement"). AmeriQuest applied the proceeds of the 1994 Private Placement to acquire Ross White Enterprises, Inc. d/b/a "National Computer Distributors" ("NCD"). Each Unsecured, Convertible Promissory Note matured in November 1994 and was convertible at any time prior to maturity into such number of units as was equal to the principal payable thereunder divided by $2.40, with each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock. The principal amount of each note was unsecured and bore interest at the rate of the "Six-month Treasuries Rate". Accrued and unpaid interest was to be forgiven upon conversion of the notes to units. The Unsecured, Convertible Promissory Notes sold in the 1994 Private Placement were convertible into units consisting of an aggregate of 1,540,000 shares of Common Stock and warrants to purchase an aggregate of 1,540,000 shares of Common Stock. Each warrant was exercisable for a four year period at $3.50 per share (subject to proportional adjustment in the event of stock splits, stock combinations, stock dividends, recapitalizations and mergers); provided, that, if AmeriQuest were to sell Common Stock at a price per share less than the exercise price then in effect under the warrant at any time during the period beginning in October 1994 and ending in April 1995, then the exercise price would be reduced to that price per share. The Unsecured, Convertible Promissory Notes were automatically to convert into shares and warrants as described above upon the consummation of the acquisition of NCD. AmeriQuest agreed to register the shares issued and issuable upon conversion of the Unsecured, Convertible Promissory Notes.

  In November 1994, the acquisition by AmeriQuest of NCD closed and, as a result, the Unsecured, Convertible Promissory Notes automatically converted into shares and warrants as described above. The exercise price of all the warrants issued in connection with the 1994 Private Placement was reduced to $1.75 per share in August 1995 to reflect the sale of Common Stock at $1.75 per share in the 1995 Private Placement (described below in footnote
  (10)). The shares issued and issuable in the 1994 Private Placement were registered with the SEC on Form S-3 in July 1995.

  MIICA purchased an Unsecured, Convertible Promissory Note in the 1994 Private Placement for a purchase price of $456,000. MIICA advanced this sum prior to the purchase of Unsecured, Convertible Promissory Notes by any other participant in the 1994 Private Placement (except for Wendover Financial Company, which, as explained in the following paragraph, purchased an Unsecured, Convertible Promissory Note at the same time as MIICA) and prior to the determination of the final terms under which Unsecured, Convertible Promissory Notes would be sold in the 1994 Private Placement. MIICA purchased its Unsecured, Convertible Promissory Note under the agreement that the terms thereof would be the same terms that would subsequently be agreed upon by the other participants in the 1994 Private Placement. Upon the conversion in November 1994 of the Unsecured, Convertible Promissory Note purchased by MIICA, AmeriQuest issued to MIICA 190,000 shares of Common Stock and warrants to purchase 190,000 shares of Common Stock. At the time MIICA purchased the Unsecured, Convertible Promissory Note and at the time that the Unsecured, Convertible Promissory Note was converted into stock and warrants, Marc L. Werner and Eric J. Werner were Directors of both MIICA and AmeriQuest.

  Wendover Financial Company ("Wendover") purchased an Unsecured, Convertible Promissory Note in the 1994 Private Placement for a purchase price of $240,000. Wendover advanced this sum prior to the purchase of Unsecured, Convertible Promissory Notes by any other participant in the 1994 Private Placement (except for MIICA, which purchased an Unsecured, Convertible Promissory Note at the same time as Wendover) and prior to the determination of the final terms under which Unsecured, Convertible Promissory Notes would be sold in the 1994 Private Placement. Wendover purchased its Unsecured, Convertible Promissory Note under the agreement that the terms thereof would be the same terms that would subsequently be agreed upon by the other participants in the 1994 Private Placement. Upon the conversion in November 1994 of the Unsecured, Convertible Promissory Note purchased by Wendover, AmeriQuest issued to Wendover 100,000 shares of Common Stock and warrants to purchase 100,000 shares of Common Stock. At the time Wendover purchased the Unsecured, Convertible Promissory Note and at the time that the Unsecured, Convertible Promissory Note was converted into stock and warrants, Terren S. Peizer was affiliated with Wendover and was a Director of AmeriQuest. Mr. Peizer resigned in August 1995 as a Director of AmeriQuest.

(9) Over the months of May, June and July in 1995, AmeriQuest sold to various investors in a private placement (the "1995 Private Placement") units consisting of an aggregate of 2,574,287 shares of AmeriQuest Common Stock and 2,574,287 warrants to purchase an aggregate of 5,148,574 shares of AmeriQuest Common Stock (collectively, the "1995 Private Placement Common Shares"). The aggregate purchase price for the units was $4,505,002.25. Each unit was sold for $1.75 and consisted of one share of AmeriQuest Common Stock and one warrant to purchase two shares of AmeriQuest Common Stock. Each such warrant is exercisable for a three year period at $1.05 per share (subject to proportional adjustment in the event of stock splits, stock combinations, stock dividends, recapitalizations and mergers). In the event AmeriQuest sells shares of its Common Stock in financings to third parties (which the Board believes excludes Computer 2000 AG and Computer 2000 Inc.) at a price per share less than $1.75 at any time during a certain period beginning in July 1995 and ending in December 1996, including, without limitation, shares issued upon the conversion of outstanding debt or equity securities, AmeriQuest must issue additional shares to the purchasers of the shares of Common Stock purchased as part of the units in such a number as to effectively reduce the purchase price of the units to the same price per share as the shares sold to the other parties during such period. This anti-dilution protection does not apply to any outstanding securities, any outstanding rights to acquire securities or any securities issued upon exercise of options or warrants granted, previously or in the future, to employees or consultants. AmeriQuest agreed to register as soon as possible the 1995 Private Placement Common Shares, but has not yet done so. AmeriQuest used the proceeds of the 1995 Private Placement to reduce its outstanding debt obligations and for general working capital purposes.

  MIICA purchased in the 1995 Private Placement for a total purchase price of $1,190,000 units consisting of an aggregate of 680,000 shares of Common Stock and 680,000 warrants to purchase an aggregate of 1,360,000 shares of Common Stock. MIICA advanced this sum prior to the purchase of units by any other participant in the 1995 Private Placement and prior to the determination of the final terms under which units would be sold in the 1995 Private Placement. MIICA purchased its units under the agreement that the terms thereof would be the same terms that would subsequently be agreed upon by the other participants in the 1995 Private Placement. At the time MIICA purchased the units, Marc L. Werner and Eric J. Werner were Directors of both MIICA and AmeriQuest.

(10) In July 1995, AmeriQuest canceled options exercisable for 2,500, 2,500, 15,000 and 15,000 shares at $1.50, $1.50, $2.00 and $3.375 per share, respectively, previously granted to Mr. Walker and, in lieu thereof, granted to Mr. Walker 35,000 fully-paid shares of Common Stock in consideration of prior services rendered by Mr. Walker to AmeriQuest. At the time AmeriQuest issued these shares, Mr. Walker was a Director of AmeriQuest.

(11) In July 1995, AmeriQuest canceled an option exercisable for 15,000 shares at $3.375 per share, previously granted to Mr. Silvis and, in lieu thereof, granted to Mr. Silvis 15,000 fully-paid shares of Common Stock in consideration of prior services rendered by Mr. Silvis to AmeriQuest. At the time AmeriQuest issued these shares, Mr. Silvis was a Director of AmeriQuest.

PURPOSE AND EFFECT OF PROPOSAL

  This Proposal is intended to allow AmeriQuest to meet certain listing requirements of the NYSE. As interpreted by the NYSE, those listing requirements require AmeriQuest, in order to maintain the listing of its Common Stock on the NYSE, to obtain stockholder approval of certain issuances of Common Stock (or in connection with certain issuances of Common Stock), including issuances to insiders of AmeriQuest. AmeriQuest believes that stockholder ratification of the Prior Issuances will be deemed by the NYSE to satisfy this requirement. If the Prior Issuances are not ratified, then the NYSE may take the position that the shares of Common Stock issued or issuable in connection with the Prior Issuances cannot be listed on the NYSE and that all AmeriQuest's Common Stock will be de-listed from trading on the NYSE. If such de-listing occurs, the Common Stock might be tradeable only in the over-the-counter market (the "pink sheets"). Continued listing of AmeriQuest Common Stock on the NYSE is also dependent on continued compliance with other listing requirements that cannot be addressed by stockholder action, including the existence of abnormally low selling price or volume of trading and unsatisfactory financial conditions and/or operating results. As a result of AmeriQuest's recent stock price and historical losses, the NYSE has had discussions with AmeriQuest regarding those matters and there can be no assurance that the NYSE will not take action to delist AmeriQuest Common Stock from trading due to such factors or other reasons.

VOTE REQUIRED

  Ratification of the Prior Issuances requires the affirmative vote of a majority of the voting power of the shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock present in person or represented by proxy at the Meeting and issued and outstanding on the Record Date, voting together as a single class.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE PRIOR
                                   ISSUANCES

                                  PROPOSAL 6

                          1996 EQUITY INCENTIVE PLAN

  Stockholders are being asked to approve AmeriQuest's 1996 Equity Incentive Plan (the "1996 Plan").

  On [            ], 1996, the Board unanimously adopted the 1996 Plan and
resolved to reserve, subject to approval of Proposal 2 above, 2,000,000 shares of AmeriQuest Common Stock for issuance thereunder. The 1996 Plan is intended to replace AmeriQuest's present stock option plans, under which AmeriQuest does not intend to grant any additional stock options. No shares will be issued pursuant to the 1996 Plan unless and until stockholder approval of the 1996 Plan has been obtained. The closing price of AmeriQuest Common Stock on
the NYSE on the Record Date was $[   ] per share.

  The following is a summary of the principal provisions of the 1996 Plan, as it is proposed to be approved. Reference is made to the full text of the 1996 Plan.

  Shares Subject to the 1996 Plan. As explained above, an aggregate of 2,000,000 shares of AmeriQuest Common Stock will be reserved by the Board for issuance under the 1996 Plan. If any award granted pursuant to the 1996 Plan expires or terminates for any reason without being exercised or shares issued and returned in whole or in part, the shares released from such award will again become available for grant and purchase under the 1996 Plan.

  Eligibility. Awards may be granted under the 1996 Plan to employees, officers, directors, consultants and advisors of AmeriQuest, or any parent, subsidiary or affiliate of AmeriQuest. A Stock Option Committee (the "Committee"), to be appointed by the Board, in its sole discretion will select the recipients of awards (the "Participants"). The maximum number of shares that may be issued to any one Participant under the 1996 Plan is 500,000 shares in any calendar year, except in the case of a new employee who is eligible to receive 800,000 shares in the year that employment commences. As
of [          ], 1996, approximately [       ] persons were eligible to
receive awards under the 1996 Plan.

  Administration. The 1996 Plan will be administered by the Committee, the members of which are appointed by the Board. The persons whom the Board will appoint to the Committee will be "disinterested persons", as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors", as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  Subject to the terms of the 1996 Plan, the Committee will determine the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of each such award. However, the Chief Executive Officer will be authorized to make grants to non-officer employees of awards to purchase no more than 10,000 shares pursuant to guidelines established by the Committee. The Committee will have the authority to construe and interpret any of the provisions of the 1996 Plan or any awards granted thereunder.

  Stock Options. Options granted under the 1996 Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code, or nonqualified stock options ("NQSOs"); however, only employees of AmeriQuest, or of a parent or subsidiary of AmeriQuest, may be granted ISOs. Options under the 1996 Plan will have a maximum term of ten (10) years after the date of grant for holders of 10% or less of AmeriQuest's, or any parent's or subsidiary's, outstanding capital stock. The option term will be limited to five (5) years for holders of more than 10% of such stock.

  The exercise price of an ISO granted under the 1996 Plan may not be less than the Fair Market Value (as defined in the 1996 Plan) of AmeriQuest Common Stock on the date of grant, except that for an option granted to a person holding more than 10% of the total combined voting power of all classes of stock of AmeriQuest or any parent or subsidiary of AmeriQuest, the exercise price must be not less than 110% of such Fair Market Value. The exercise price of an NQSO granted under the 1996 Plan may not be less than 85% of the Fair Market Value of AmeriQuest Common Stock on the date of grant.

  The exercise of options granted under the 1996 Plan, plus any applicable income tax withholding, may be paid (1) in cash (by check); or where permitted by law and approved by the Committee, in its sole discretion, at the time of grant; (2) by cancellation of indebtedness of AmeriQuest to the Participant;
(3) by a full recourse promissory note bearing reasonable interest, provided that the portion of the purchase price equal to the par value of the shares shall be paid in cash; (4) by surrender of shares of AmeriQuest Common Stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by a "same-day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer"); (7) by a "margin" commitment from the Participant and a NASD Dealer; or (8) by any combination of the foregoing.

  Restricted Stock Awards. The Committee may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the 1996 Plan. Restricted stock awards will be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with AmeriQuest or upon completion of performance goals as set out in advance. Prior to the grant of any award, the Committee must: (a) determine the nature, length (not to exceed five years) and starting date of any performance period for restricted stock awards; (b) select from among the performance factors to be used to measure performance goals, if any; and (c) determine the number of shares that may be awarded to the Participant. Prior to the payment of any award, the Committee must determine the extent to which such award has been earned. No award with respect to any individual Participant during any performance period can exceed 30% of the shares reserved under the 1996 Plan. The purchase price for such awards must be no less than the par value of AmeriQuest's Common Stock on the date of the award. Payment of the purchase price for restricted stock may be made as described under "Stock Options" above.

  Stock Bonus Awards. The Committee may grant Participants stock bonus awards either in addition to, or in tandem with, other awards under the 1996 Plan, under such terms, conditions and restrictions as the Committee may determine. Stock Bonus Awards will be subject to such restrictions as the Committee imposes. These restrictions may be based upon completion of a specified number of years of service with AmeriQuest or upon completion of performance goals set out in advance. Prior to the grant of any award, the Committee shall:
(a) determine the nature, length (not to exceed five years) and starting date of any performance period for stock bonuses; (b) select from among the performance factors to be used to measure performance goals, if any; and
(c) determine the number of shares that may be awarded to the Participant. Prior to the payment of any award, the Committee must determine the extent to which such awards have been earned. No stock bonuses with respect to any individual Participant during any performance period can exceed 30% of the shares reserved under the 1996 Plan. Payment of any stock bonus award will be in shares of Common Stock (valued at its then fair market value) or cash.

  Mergers, Consolidations, Change of Control. In the event of a merger, consolidation, dissolution or liquidation of AmeriQuest, the sale of substantially all the assets of AmeriQuest or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent options in exchange for those granted under the 1996 Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to Participants under the 1996 Plan. In the event that the successor corporation, if any, does not assume or substitute the options, the options shall expire on such transaction at the time and upon the conditions as the Committee determines.

  Amendment of the 1996 Plan. The Committee may at any time amend or terminate the 1996 Plan, including amendment of any form of grant, exercise agreement or instrument to be executed pursuant to the 1996 Plan. However, the Committee may not amend the 1996 Plan in any manner that requires stockholder approval pursuant to the Code, or the regulations promulgated thereunder, or the Exchange Act, or Rule 16b-3 (or its successor) promulgated thereunder.

  Term of the 1996 Plan. The 1996 Plan will terminate in [           ], 2006,
ten (10) years from the date the 1996 Plan was adopted by the Board.

FEDERAL INCOME TAX INFORMATION

  THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO AMERIQUEST AND PARTICIPANTS ASSOCIATED WITH STOCK OPTIONS GRANTED UNDER THE 1996 PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN, AND IS, ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 1996 PLAN.

  Incentive Stock Options. The Participant will not recognize income upon grant of an ISO and will not incur tax on its exercise (unless the Participant is subject to the alternative minimum tax described below). If the Participant holds the stock acquired upon exercise of an ISO (the "ISO Shares") for one year after the date the option was exercised and for two years after the date the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO shares.

  If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), then gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

  Alternative Minimum Tax. The difference between the fair market value of the ISO shares on the date of exercise and the exercise price will be an adjustment to income for purposes of the alternative minimum tax (the "AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those shares. Also upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares. Special rules apply where all or a portion of the exercise price is paid by tendering shares of AmeriQuest Common Stock.

  Nonqualified Stock Options. A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to income tax and FICA withholding by AmeriQuest (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. Special rules apply where all or a portion of the exercise price is paid by tendering shares of AmeriQuest Common Stock.

  Restricted Stock and Stock Bonus Awards. Restricted stock, stock bonus awards and performance awards will generally be subject to tax at the time of receipt of shares of AmeriQuest Common Stock or cash, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

  Tax Treatment of AmeriQuest. AmeriQuest generally will be entitled to a deduction in connection with the exercise of a NQSO by a Participant or upon the receipt of restricted stock or stock bonus awards by a Participant to the extent that the Participant recognizes ordinary income and AmeriQuest withholds tax. AmeriQuest will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

  ERISA. The 1996 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

NEW PLAN BENEFITS

  The grant of awards under the 1996 Plan will be within the discretion of the Committee. For this reason, the awards to be granted to officers and key employees under the Plan are not determinable.

VOTE REQUIRED

  Approval of the 1996 Equity Incentive Plan requires the affirmative vote of the voting power of a majority of the shares of AmeriQuest Common Stock and AmeriQuest Preferred Stock present in person or by proxy at the Meeting and issued and outstanding on the Record Date, voting together as a single class.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
THE 1996 EQUITY INCENTIVE PLAN FOR 2,000,000 SHARES OF AMERIQUEST COMMON STOCK

                                  PROPOSAL 7

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  AmeriQuest has selected Arthur Andersen LLP as its independent accountants to perform the audit of AmeriQuest's financial statements for fiscal year 1996, and the stockholders are being asked to ratify such selection. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION
   OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS FOR AMERIQUEST FOR THE
                              CURRENT FISCAL YEAR

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of November 30, 1995, information relating to the beneficial ownership of AmeriQuest's Common Stock and Preferred Stock by (i) each person known to AmeriQuest to be the beneficial owner of more than five percent of any such class of AmeriQuest's outstanding voting securities, (ii) each director and nominee, (iii) each of the Named Executive Officers (as defined below in "Executive Compensation"), and (iv) all directors and executive officers as a group. Except for the Robec Voting Agreement described in Proposal 2 above, AmeriQuest knows of no other agreement among its stockholders which relates to voting or investment power over its securities.

                                 AMOUNT AND NATURE OF
                               BENEFICIAL OWNERSHIP(1)
                             ----------------------------
 NAME AND ADDRESS OF                                      PERCENT OF OUTSTANDING
 BENEFICIAL OWNER(3)          COMMON       PREFERRED      CLASS OF SECURITIES(2)
 -------------------         --------- ------------------ ----------------------
Computer 2000 Inc.(4) ......   532,000                              1.87%
 3 Imperial Promenade, Ste.
  300                                    810,811 Series A         100.00
 Santa Ana, California 92707           1,785,714 Series B         100.00
                                         218,307 Series E         100.00
Computer 2000 AG(5).........   532,000                              1.87
 Wolfratshauser Strasse 84               810,811 Series A         100.00
 81379 Munchen, Germany                1,785,714 Series B         100.00
                                         218,307 Series E         100.00
Manufacturers Indemnity and
Insurance
Company of America(6)....... 3,305,273                             10.99
 5775 Flatiron Parkway,
 Suite 205
 Boulder, Colorado 80301
D. Stephen DeWindt(7).......         0             0                0
Harry Krischik(8)...........   532,000                              1.87
                                         810,811 Series A         100.00
                                       1,785,714 Series B         100.00
                                         218,307 Series E         100.00
Marc L. Werner(9)........... 3,385,273             0               11.26
Mark C. Mulford(10).........         0             0                0
Holger Heims(11)............         0             0                0
Harold L. Clark(12).........   450,000             0                1.57
Stephen G. Holmes(13).......   150,000             0                *
Robert H. Beckett(14).......   900,656                              3.17
                                       16,583.92 Series G          64.20
Peter S.H. Grubstein(15)....   644,326             0                2.26
Howard B. Crystal(16).......   100,000             0                *
Peter D. Lytle(17)..........    40,000             0                *
Irwin Bransky(18)...........         0             0                0
Carol L. Miltner(19)........   105,000             0                *
All executive officers and
 directors
 as a group (9 persons)(20). 5,437,360                             17.84
                                         810,811 Series A         100.00
                                       1,785,714 Series B         100.00
                                         218,307 Series E         100.00
                                       16,583.92 Series G          64.20

--------

(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Shares of Common Stock or Preferred Stock subject to options and warrants that are exercisable as of, or exercisable within 60 days of, November 30, 1995 are deemed to be outstanding and to be beneficially owned by the person or entity holding such option or warrant for the purpose of computing the percentage ownership of such person or entity but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentages of less than 1% are represented by an asterisk.

(3) The address for the Named Executive Officers, directors and nominees is: 3 Imperial Promenade, Suite 300, Santa Ana, California 92707.

(4) Includes 810,811 shares of Series A Preferred Stock, 1,785,714 shares of Series B Preferred Stock, 127,219 shares of Series D Preferred Stock subject to a warrant exercisable within 60 days after November 30, 1995 and 218,307 shares of Series E Preferred Stock subject to a warrant exercisable within 60 days after November 30, 1995, all held of record by Computer 2000 Inc. Each outstanding share of Series A and Series B Preferred Stock will automatically convert into ten shares of AmeriQuest Common Stock and each outstanding share of Series E Preferred Stock will automatically convert into twenty-five shares of AmeriQuest Common Stock when there are a sufficient number of authorized shares of AmeriQuest Common Stock reserved to effect the conversion into Common Stock of all outstanding shares of AmeriQuest Series A, Series B, Series D, Series E and Series F Preferred Stock and the exercise of all outstanding rights, options, warrants or other securities convertible, exchangeable or exercisable for such Preferred Stock. Computer 2000 Inc. also holds (i) the Achievement Warrants, which, upon the occurrence of certain events, are exercisable for up to 1,403,475 shares of AmeriQuest Series D Preferred Stock (which shares of Series D Preferred Stock are convertible into 14,034,750 shares of AmeriQuest Common Stock, subject to adjustment),
    (ii) the Unit Maintenance Warrants, which, upon the occurrence of certain events, are exercisable for up to 514,857 shares of AmeriQuest Series F Preferred Stock (which shares of Series F Preferred Stock are convertible into 5,148,570 shares of AmeriQuest Common Stock, subject to adjustment) and (iii) the Maintenance Option, which, upon the occurrence of certain events, is exercisable for at least approximately [5,281,305] shares of AmeriQuest Common Stock. The Achievement Warrants, the Unit Maintenance Warrants and the Maintenance Option are described above in Proposal 2.

(5) Represents the shares held of record by Computer 2000 Inc. (see footnote
    (4) above).

(6) Represents 1,605,273 shares of Common Stock and 1,700,000 shares of Common Stock subject to warrants exercisable within 60 days after November 30, 1995, each held of record by Manufacturers Indemnity and Insurance Company of America.

(7) Mr. DeWindt is the Chairman of the Board of Directors and Chief Executive Officer of AmeriQuest.

(8) Represents the shares held of record by Computer 2000 Inc. (see footnote
    (4) above). Mr. Krischik is a member of the Management Board of Computer 2000 AG (the sole shareholder of Computer 2000 Inc.) and a member of the Board of Directors of Computer 2000 Inc. and, therefore, may be deemed to have shared voting power over the shares of AmeriQuest held by Computer 2000 Inc. Mr. Krischik disclaims beneficial ownership of all shares of AmeriQuest held by Computer 2000 Inc. Mr. Krischik is the Co-Chairman of the Board of Directors of AmeriQuest.

(9) Represents 80,000 shares of Common Stock held of record by Mr. Werner, of which 20,000 shares are held by Mr. Werner as custodian for certain of his children, as well as the shares held of record by Manufacturers Indemnity and Insurance Company of America referred to in footnote (6) above. Mr. Werner is the President and a Director of Manufacturers Indemnity and Insurance Company of America and, therefore, may be deemed to have shared voting and investment powers over the shares of AmeriQuest held by Manufacturers Indemnity and Insurance Company of America. Mr. Werner disclaims beneficial ownership of all shares of AmeriQuest held by Manufacturers Indemnity and Insurance Company of America. Mr. Werner is Vice-Chairman of the Board of Directors of AmeriQuest.

(10) Mr. Mulford is President, Chief Operating Officer and a Director of AmeriQuest.

(11) Mr. Heims is a Director of AmeriQuest.

(12) Includes 250,000 shares subject to an option exercisable within 60 days after November 30, 1995 (pursuant to the terms of a severance agreement between Dr. Clark and AmeriQuest; for a description of the severance agreement, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below). Dr. Clark served as President, Chief Executive Officer and a Director of AmeriQuest as of the end of fiscal year 1995. Dr. Clark resigned as an officer of AmeriQuest in August 1995, although he remains a Director of AmeriQuest.

(13) Includes 100,000 shares subject to an option exercisable within 60 days after November 30, 1995 (pursuant to the terms of a severance agreement between Mr. Holmes and AmeriQuest; for a description of the severance agreement, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below). Mr. Holmes served as Chief Financial Officer, Secretary, Treasurer and a Director of AmeriQuest as of the end of fiscal year 1995. Mr. Holmes resigned as an officer of AmeriQuest in August 1995 and as a Director in January 1996, although he remains a consultant to AmeriQuest.

(14) Includes 16,583.92 shares of Series G Preferred Stock held of record by Mr. Beckett. Each outstanding share of Series G Preferred Stock will automatically convert into one hundred shares of AmeriQuest Common Stock upon the satisfaction of certain conditions described in Proposal 2. Mr. Beckett is a Director of AmeriQuest and Chairman of the Board of Directors and President of Robec.

(15) Includes 191,731 shares subject to a warrant exercisable within 60 days after November 30, 1995, which is held of record by Corporate Efficiency Consulting. Mr. Grubstein is a Director and holds half of the outstanding equity of Corporate Efficiency Consulting and, therefore, may be deemed to have shared voting and investment powers over shares of AmeriQuest held by Corporate Efficiency Consulting. Mr. Grubstein disclaims beneficial ownership of all shares of AmeriQuest held by Corporate Efficiency Consulting. Mr. Grubstein served as a Senior Vice President of AmeriQuest as of the end of fiscal year 1995. Mr. Grubstein resigned as an officer of AmeriQuest in August 1995, although he remains an employee of AmeriQuest.

(16) Represents shares subject to an option exercisable within 60 days after November 30, 1995 (pursuant to the terms of a severance agreement between Mr. Crystal and AmeriQuest; for a description of the severance agreement, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below). This option expired unexercised in December 1995. Mr. Crystal served as a Senior Vice President-Marketing and Purchasing of AmeriQuest as of the end of fiscal year 1995. Mr. Crystal's employment by AmeriQuest terminated in September 1995.

(17) Represents shares subject to an option exercisable within 60 days after November 30, 1995 (pursuant to the terms of a severance agreement between Mr. Lytle and AmeriQuest; for a description of the severance agreement, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below). This option expired unexercised in December 1995. Mr. Lytle served as a Senior Vice President-Operations of AmeriQuest as of the end of fiscal year 1995. Mr. Lytle's employment by AmeriQuest terminated in September 1995.

(18) Mr. Bransky served as the President and Chief Executive Officer of Kenfil, a wholly-owned subsidiary of AmeriQuest, until March 1995, when his employment by Kenfil terminated upon expiration of his Employment Agreement.

(19) Includes 100,000 shares subject to an option exercisable within 60 days after November 30, 1995 (pursuant to the terms of a severance agreement between Ms. Miltner and AmeriQuest; for a description of the severance agreement, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below). Ms. Miltner served as Executive Vice President--Sales and Marketing of AmeriQuest until March 1995, when her employment by AmeriQuest terminated.

(20) None of the Named Executive Officers (as defined below in "Executive Compensation") remains an officer of AmeriQuest. The executive officers of AmeriQuest as of November 30, 1995 were D. Stephen DeWindt, Mark C. Mulford, Donald W. Resnick and Dennis C. Fairchild. The shares owned by all directors and executive officers as a group include the shares referred to in footnotes (7) through (12) above and footnote (14) above, as well as 19,431 additional shares and 150,000 additional shares subject to options and warrants exercisable within 60 days after November 30, 1995.

                              EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the current executive officers of AmeriQuest.

                NAME           AGE                     POSITION
                ----           ---                     --------
      D. Stephen DeWindt......  40 Chairman of the Board of Directors and
                                    Chief Executive Officer
      Mark C. Mulford.........  41 President, Chief Operating Officer and Director
      Donald W. Resnick.......  53 Chief Financial Officer, Treasurer and Secretary
      Dennis C. Fairchild.....  46 Chief Accounting Officer and Assistant Secretary

  For information regarding the positions and offices with AmeriQuest held by Messrs. DeWindt and Mulford, please refer to the discussion regarding nominees for election as directors in "Directors/Nominees" under Proposal 1 above.

  Donald Resnick (age 53) has served as Chief Financial Officer, Treasurer and Secretary of AmeriQuest since August 1995. From June 1995 to August 1995, Mr. Resnick was the President and Chief Operating Officer of AmeriQuest. From August 1994 to May 1995, Mr. Resnick was the Chief Operating Officer of NCD, a computer distributor that was acquired by AmeriQuest in August 1994. From June 1991 to July 1994, Mr. Resnick was engaged in various venture capital activities. From November 1977 to May 1991, Mr. Resnick was employed by Digital Equipment Corporation (a manufacturer of computers), most recently as its International Chief Financial Officer.

  Dennis C. Fairchild (age 46) has served as Chief Accounting Officer of AmeriQuest since June 1995 and Assistant Secretary since August 1995. From January 1994 to June 1995, Mr. Fairchild was the Chief Financial Officer of NCD. From April 1990 to January 1994, Mr. Fairchild was a partner in Coral Springs Connections, the owner of Southeast Frozen Foods (a food distributor), and served as Chief Financial Officer of Southeast Frozen Foods. Southeast Frozen Foods filed in January 1991 for protection under Chapter 11 of the Federal bankruptcy laws. Coral Springs Connections subsequently purchased Southeast Frozen Foods out of bankruptcy.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table provides information concerning the annual and long-term compensation of the Chief Executive Officer of AmeriQuest during fiscal year 1995 and each of the four other highest paid executive officers who served as such at the end of fiscal year 1995, and for two of the other highest paid executive officers who severed employment with AmeriQuest prior to the end of fiscal year 1995 (collectively, the "Named Executive Officers"), for services rendered to AmeriQuest and its subsidiaries in all capacities during the fiscal years 1995, 1994 and 1993. This information includes the dollar values of base salaries and bonus awards, the numbers of stock options granted and certain other compensation, if any, whether paid or deferred. AmeriQuest does not provide long-term compensation benefits other than stock options.

  The Named Executive Officers named in the table below are no longer employees of AmeriQuest. For more information regarding the termination of their employment, please see the discussion in Proposal 2 above regarding the transactions under the Computer 2000 Purchase Agreement and "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below. This table does not discuss the compensation of the current executive officers of AmeriQuest, who are identified under the caption "Executive Officers" above, because this table solely discloses information regarding compensation during fiscal years 1995, 1994 and 1993, the last three completed fiscal years. For a description of employment agreements entered into by AmeriQuest with certain executive officers, please see "Employment Agreements" below. The compensation of the current executive officers of AmeriQuest will be disclosed, as may be required, in AmeriQuest's Proxy Statement for the next Annual Meeting of Stockholders.

                                                                    LONG-TERM
                                     ANNUAL COMPENSATION           COMPENSATION
                               -------------------------------- ------------------
NAME AND PRINCIPAL                               OTHER ANNUAL       SECURITIES      ALL OTHER
POSITION(1)               YEAR  SALARY   BONUS  COMPENSATION(2) UNDERLYING OPTIONS COMPENSATION
------------------        ---- -------- ------- --------------- ------------------ ------------
Harold L. Clark(4)......  1995 $214,117 $     0    $175,000(3)             0             0
 Chief Executive Officer  1994  134,861       0           0          250,000             0
                          1993   18,000       0           0                0             0
Stephen G. Holmes(5)....  1995  155,769       0      43,750(3)             0             0
 Chief Financial Officer  1994  130,819       0           0          100,000             0
 Secretary/Treasurer      1993  100,000       0           0                0             0
Peter S.H. Grubstein(6).  1995  162,500       0           0                0             0
 Senior Vice President    1994        0       0           0                0             0
                          1993        0       0           0                0             0
Howard B. Crystal(7)....  1995  148,942       0           0          100,000             0
 Senior Vice President-   1994        0       0           0                0             0
 Marketing and
  Purchasing              1993        0       0           0                0             0
Peter D. Lytle(8).......  1995  100,000       0           0                0             0
 Senior Vice President-   1994   56,140       0           0           40,000             0
 Operations               1993        0       0           0                0             0
Irwin Bransky(9)........  1995  271,631       0           0                0             0
 Former President and
  Chief                   1994        0       0           0                0             0
 Executive Officer of
  Kenfil Inc.             1993        0       0           0                0             0
Carol L. Miltner(10)....  1995  184,560       0           0                0             0
 Executive Vice
  President-              1994   75,000  28,125           0          100,000             0
 Sales and Marketing      1993        0       0           0                0             0

--------
(1) The Named Executive Officers named in the table below are no longer employees of AmeriQuest. For more information regarding the termination of their employment, please see the discussion in Proposal 2 above regarding the transactions under the Computer 2000 Purchase Agreement and "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below. This table does not discuss the compensation of the current executive officers of AmeriQuest, who are identified under the caption "Executive Officers" above, because this table solely discloses information regarding compensation during fiscal years 1995, 1994 and 1993, the last three completed fiscal years. For a description of employment agreements entered into by AmeriQuest with certain executive officers, please see "Employment Agreements" below. The compensation of the current executive officers of AmeriQuest will be disclosed, as may be required, in AmeriQuest's Proxy Statement for the next Annual Meeting of Stockholders.

(2) In fiscal years 1995, 1994 and 1993, no executive officer received perquisites or other personal benefits, securities or property which exceeded the lesser of $50,000 or 10% of such executive officer's salary and bonus.

(3) In October 1994, Messrs. Clark and Holmes were granted the right to purchase 200,000 shares and 50,000 shares, respectively, of AmeriQuest Common Stock for $2.50 per share. Dr. Clark purchased all such 200,000 shares in October 1995, paying in cash the total par value for the shares of $2,000 and tendering a non-interest bearing promissory note for the balance of $498,000, which promissory note is secured by these shares purchased. Mr. Holmes purchased all such 50,000 shares in October 1995, paying in cash the total par value for the shares of $500 and tendering a non-interest bearing promissory note for the balance of $124,500, which promissory note is secured by these shares purchased. Both promissory notes were originally to be repaid in October 1995, but, in July 1995, AmeriQuest extended the due date of these promissory notes until September 1996. The dollar value of the compensation appearing in the table is based on the difference of the closing sales price of AmeriQuest Common Stock in October 1994 on the date the shares were purchased ($3-3/8), and the $2.50 purchase price per share.

(4) Dr. Clark's annual compensation includes compensation received as a consultant in fiscal years 1994 and 1993 in the amounts of $59,861 and $18,000, respectively. Dr. Clark's employment by AmeriQuest terminated in August 1995, although he remains a Director of AmeriQuest. Pursuant to a severance agreement, Dr. Clark's stock option exercisable for 250,000 shares (granted in fiscal year 1994), which had been exercisable at $2.00 per share, was repriced in August 1995, after the end of fiscal year 1995, to be exercisable at $1.00 per share. For a more complete description of Dr. Clark's severance agreement, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below.

(5) Mr. Holmes' employment by AmeriQuest terminated in August 1995 and he resigned as a Director in January 1996, although he remains a consultant to AmeriQuest. Pursuant to a severance agreement, Mr. Holmes' stock option exercisable for 100,000 shares (granted in fiscal year 1994), which had been exercisable at $2.00 per share, was repriced in August 1995, after the end of fiscal year 1995, to be exercisable at $1.00 per share. For a more complete description of Mr. Holmes' severance agreement, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below.

(6) Mr. Grubstein resigned as an officer of AmeriQuest in August 1995, although he remains an employee of AmeriQuest.

(7) Mr. Crystal's employment by AmeriQuest terminated in September 1995. For a description of Mr. Crystal's severance agreement, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below.

(8) Mr. Lytle's employment by AmeriQuest terminated in September 1995. For a description of Mr. Lytle's severance agreement, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below.

(9) Mr. Bransky's employment by Kenfil, a wholly-owned subsidiary of AmeriQuest, terminated in March 1995 upon the expiration of his Employment Agreement.

(10) Ms. Miltner's employment by AmeriQuest terminated in March 1995. For a description of Ms. Miltner's severance agreement, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information concerning individual grants of stock options made during fiscal year 1995 to each of the Named Executive Officers.

                                                                                    POTENTIAL REALIZABLE
                                    % OF TOTAL                                              VALUE
                           NO. OF    OPTIONS                 MARKET                AT ASSUMED ANNUAL RATES
                         SECURITIES GRANTED TO              PRICE ON                OF STOCK APPRECIATION
                         UNDERLYING EMPLOYEES   EXERCISE     DATE OF                  FOR OPTION TERM(1)
                          OPTIONS   IN FISCAL    PRICE        GRANT    EXPIRATION -------------------------
NAME                      GRANTED   YEAR 1995  (PER SHARE) (PER SHARE)    DATE      0%       5%      10%
----                     ---------- ---------- ----------  ----------- ---------- ------- -------- --------
Harold L. Clark.........        0       0  %     $0           $0           --     $     0 $      0 $      0
Stephen G. Holmes.......        0       0         0            0           --           0        0        0
Peter S.H. Grubstein....        0       0         0            0           --           0        0        0
Howard B. Crystal(2)....  100,000      62.5       3.15         3.75    7/14/2000   60,000  187,536  349,335
Peter D. Lytle..........        0       0         0            0           --           0        0        0
Irwin Bransky...........        0       0         0            0           --           0        0        0
Carol L. Miltner........        0       0         0            0           --           0        0        0

--------
(1) In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the option at the end of its six-year term. These gains are based on assumed rates of annual compounded stock price appreciation of 0%, 5% and 10% from the date the option was granted to the end of the option term. The 0%, 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent AmeriQuest's estimate or projection of future Common Stock prices.

(2) In July 1994, AmeriQuest granted to Mr. Crystal a non-qualified stock option exercisable for 100,000 shares of Common Stock at $3.15 per share, expiring six years from the date of grant, subject to earlier termination upon termination of employment. This option vested in 25% increments every 14 months. Mr. Crystal's employment by AmeriQuest terminated in September 1995. Pursuant to a severance agreement, Mr. Crystal's stock option was deemed to be fully vested but exercisable only during the 90 day period following the date of his termination of employment. This option expired unexercised in December 1995. For a more complete description of Mr. Crystal's severance agreement, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table provides, as to the Named Executive Officers, information concerning unexercised stock options at June 30, 1995. None of the Named Executive Officers exercised any stock options during fiscal year 1995.

                               NUMBER OF SECURITIES
                                    UNDERLYING           VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS AT
                                 AT JUNE 30, 1995            JUNE 30, 1995(1)
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
Harold L. Clark.............    62,500      187,500      $    0         $ 0
Stephen G. Holmes...........    35,000       75,000       5,000           0
Peter S.H. Grubstein........         0            0           0           0
Howard B. Crystal...........         0      100,000           0           0
Peter D. Lytle..............    40,000            0           0           0
Irwin Bransky...............         0            0           0           0
Carol L. Miltner............   100,000            0           0           0

--------
(1) Based on the closing price of AmeriQuest's Common Stock on the NYSE on June 30, 1995 ($2.00).

                             EMPLOYMENT AGREEMENTS

  As described in Proposal 2 above, in connection with Computer 2000 Inc.'s acquisition of a majority of AmeriQuest's outstanding voting capital stock and pursuant to the Computer 2000 Purchase Agreement, changes were made in AmeriQuest's management. Effective August 21, 1995, Harold L. Clark, AmeriQuest's Chief Executive Officer, and Stephen G. Holmes, AmeriQuest's Secretary, Treasurer and Chief Financial Officer, resigned from those offices as a condition of the closing. Effective August 22, 1995, D. Stephen DeWindt was appointed Co-Chairman of the Board and Chief Executive Officer of AmeriQuest, Mark C. Mulford was appointed President and Chief Operating Officer of AmeriQuest and Holger Heims was appointed Vice President (Operational Controlling) of AmeriQuest. The following is a description of the Employment Agreements entered into by AmeriQuest with each of Messrs. DeWindt, Mulford and Heims. For a description of the severance agreements entered into by AmeriQuest with each of Messrs. Clark and Holmes, as well as with certain other prior officers of AmeriQuest, see "Certain Relationships and Related Transactions--Severance Arrangements with Preceding Management" below.

  AmeriQuest and D. Stephen DeWindt entered into an Employment Agreement, dated as of September 1, 1995, which provides that (i) AmeriQuest will employ Mr. DeWindt as Chief Executive Officer during the 24 month term of the agreement, (ii) AmeriQuest will pay Mr. DeWindt an initial minimum salary of $210,000 per year, (iii) Mr. DeWindt is eligible to earn a bonus of up to $336,000 during his first year of employment upon satisfaction of specified performance criteria, (iv) Mr. DeWindt is eligible to earn a bonus payable in AmeriQuest stock upon satisfaction of specified performance criteria and (v) in the event of the termination of Mr. DeWindt's employment other than for "cause", AmeriQuest will pay Mr. DeWindt the compensation and benefits otherwise payable under the agreement through the six month period following the date of the notice terminating his employment.

  AmeriQuest and Mark C. Mulford entered into an Employment Agreement, dated as of September 1, 1995, which provides that (i) AmeriQuest will employ Mr. Mulford as President and Chief Operating Officer during the 12 month term of the agreement, (ii) AmeriQuest will pay Mr. Mulford an initial minimum salary of $190,000 per year, (iii) AmeriQuest will pay reasonable costs to relocate Mr. Mulford from Holland to Southern California, (iv) Mr. Mulford is eligible to earn a bonus of up to $304,000 during his first year of employment upon satisfaction of specified performance criteria, (v) Mr. Mulford is eligible to earn a separate $100,000 bonus upon satisfaction of specified performance criteria, (vi) in the event of the termination of Mr. Mulford's employment other than for "cause", AmeriQuest will pay Mr. Mulford the compensation and benefits otherwise payable under the agreement through the three month period following the date of the notice terminating his employment and (vii) for up to 3 months following the termination of the agreement, AmeriQuest will pay to Mr. Mulford the difference, if any, by which the net proceeds received by Mr. Mulford upon sale of the personal residence which he may purchase in Southern California are less than the price he initially paid for such residence.

  AmeriQuest and Holger Heims entered into an Employment Agreement, dated as of October 1, 1995, which provides that (i) AmeriQuest will employ Mr. Heims as Vice President (Operational Controlling) during the term of the agreement which continues until August 31, 1996, (ii) AmeriQuest will pay Mr. Heims an initial salary of $150,000 per year and (iii) in the event of the termination of Mr. Heims' employment other than for "cause" or Mr. Heims elects to terminate his employment, AmeriQuest will pay Mr. Heims the compensation and benefits otherwise payable under the agreement through the three month period following the date of the notice terminating his employment.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  Since the beginning of fiscal year 1995 until August 21, 1995, the Compensation Committee consisted of Marc L. Werner, Terren S. Peizer and William N. Silvis, and since August 22, 1995, the Compensation Committee has consisted of D. Stephen DeWindt, Dr. Harry Krischik and Marc L. Werner.

  During the period that Marc Werner was a member of the Compensation Committee, Mr. Werner also was President and a Director of Manufacturers Indemnity and Insurance Company of America ("MIICA"), a stockholder of AmeriQuest.

  In October 1994, AmeriQuest sold to MIICA 200,000 shares of Common Stock at $2.50 per share. The purchase price at which AmeriQuest sold these shares was $0.10 per share greater than the purchase price at which AmeriQuest offered and sold shares in the 1994 Private Placement completed in October 1994 described in Proposal 5 above. MIICA paid in cash the total par value for the shares of $2,000.00 and remains obligated to pay the balance of $498,000. This payment obligation is unsecured and does not bear interest. This payment obligation was originally due in October 1995, but, in July 1995, AmeriQuest extended the due date until September 1996. At the time these shares were purchased, Marc L. Werner and Eric J. Werner were Directors of both MIICA and AmeriQuest, and Marc Werner was a member of the Compensation Committee.

  In October 1994, MIICA purchased an Unsecured, Convertible Promissory Note in the 1994 Private Placement for a purchase price of $456,000, as described in Proposal 5 above. The principal amount of this note was unsecured and bore interest at the rate of the "Six-month Treasuries Rate". Accrued and unpaid interest was to be forgiven upon conversion of the note to units. MIICA advanced this sum prior to the purchase of Unsecured, Convertible Promissory Notes by any other participant in the 1994 Private Placement (except for Wendover Financial Company, which, as explained in the following paragraph, purchased an Unsecured, Convertible Promissory Note at the same time as MIICA) and prior to the determination of the final terms under which Unsecured, Convertible Promissory Notes would be sold in the 1994 Private Placement. MIICA purchased its Unsecured, Convertible Promissory Note under the agreement that the terms thereof would be the same terms that would subsequently be agreed upon by the other participants in the 1994 Private Placement. Upon the conversion in November 1994 of the Unsecured, Convertible Promissory Note purchased by MIICA, AmeriQuest issued to MIICA 190,000 shares of Common Stock and warrants to purchase 190,000 shares of Common Stock, initially exercisable at $3.50 per share and subsequently adjusted to be exercisable at $1.75 per share. At the time MIICA purchased the Unsecured, Convertible Promissory Note and at the time that the Unsecured, Convertible Promissory Note was converted into stock and warrants, Marc L. Werner and Eric J. Werner were Directors of both MIICA and AmeriQuest, and Marc L. Werner was a member of the Compensation Committee.

  In October 1994, Wendover Financial Company ("Wendover") purchased an Unsecured, Convertible Promissory Note in the 1994 Private Placement for a total purchase price of $240,000, as described in Proposal 5 above. The principal amount of this note was unsecured and bore interest at the rate of the "Six-month Treasuries Rate". Accrued and unpaid interest was to be forgiven upon conversion of the note to units. Wendover advanced this sum prior to the purchase of Unsecured, Convertible Promissory Notes by any other participant in the 1994 Private Placement (except for MIICA, which purchased an Unsecured, Convertible Promissory Note at the same time as Wendover) and prior to the determination of the final terms under which Unsecured, Convertible Promissory Notes would be sold in the 1994 Private Placement. Wendover purchased its Unsecured, Convertible Promissory Note under the agreement that the terms thereof would be the same terms that would subsequently be agreed upon by the other participants in the 1994 Private Placement. Upon the conversion in November 1994 of the Unsecured, Convertible Promissory Note purchased by Wendover, AmeriQuest issued to Wendover 100,000 shares of Common Stock and warrants to purchase 100,000 shares of Common Stock, initially exercisable at $3.50 per share and subsequently adjusted to be exercisable at $1.75 per share. At the time Wendover purchased the Unsecured, Convertible Promissory Note and at the time that the Unsecured, Convertible Promissory Note was converted into stock and warrants, Terren S. Peizer was affiliated with Wendover and was a Director of AmeriQuest and a member of the Compensation Committee.

  In May 1995, MIICA purchased in the 1995 Private Placement for a total purchase price of $1,190,000 units consisting of an aggregate of 680,000 shares of Common Stock and 680,000 warrants to purchase an aggregate of 1,360,000 shares of Common Stock, as described in Proposal 5 above. Each warrant is exercisable at $1.05 per share. MIICA advanced this sum prior to the purchase of units by any other participant in the 1995 Private Placement and prior to the determination of the final terms under which units would be sold in the 1995 Private

Placement. MIICA purchased its units under the agreement that the terms thereof would be the same terms that would subsequently be agreed upon by the other participants in the 1995 Private Placement. At the time MIICA purchased the units, Marc L. Werner and Eric J. Werner were Directors of both MIICA and AmeriQuest, and Marc Werner was a member of the Compensation Committee.

  In October 1994, AmeriQuest granted to William N. Silvis a stock option exercisable for 15,000 shares of AmeriQuest Common Stock at $3.375 per share and vesting over a three-year period. In July 1995, AmeriQuest canceled this stock option and, in lieu thereof, granted to Mr. Silvis 15,000 fully-paid shares of Common Stock in consideration of prior services rendered by Mr. Silvis to AmeriQuest. At the time AmeriQuest granted this stock option and issued these shares of Common Stock, Mr. Silvis was a Director of AmeriQuest and a member of the Compensation Committee.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board performs four principal tasks: it recommends to the full Board the compensation of AmeriQuest's Chief Executive Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the appropriate compensation of AmeriQuest's other officers, approves the granting of any bonuses to officers and reviews other compensation and personnel development matters generally.

  In fulfilling these duties, it is the objective of the Compensation Committee to have a policy that will enable AmeriQuest to attract, retain and reward executive officers of outstanding ability.

  AmeriQuest's compensation policy for executives is to pay competitively and to be fair in the administration of pay. This is the same policy applicable to all employees of AmeriQuest. Base salary levels for AmeriQuest's executive officers are intended to be generally competitive with other comparable companies, taking into account such factors as the level of responsibility involved, the need for special expertise and the specific individual's experience and prior performance at AmeriQuest.

  Executive base salaries are reviewed by the Committee annually, with any adjustments normally becoming effective on January 1. During this review the Committee considers the performance of AmeriQuest during the prior year, the individual executive's contribution to that performance and changes in the role and responsibility of the executive during that year.

  Calendar year 1994 was a very difficult year for AmeriQuest, with a substantial loss being reported for the fiscal year 1994. Likewise, AmeriQuest has struggled to maintain market share to date in 1995, and continues to report losses. These losses have been a combination of operating and restructuring losses.

  AmeriQuest also has Stock Option Plans which are administered by a separate Stock Option Committee. AmeriQuest has never issued restricted stock or stock appreciation rights to executive officers, and it does not have any long-term incentive plans other than the Stock Option Plans.

  Non-qualified stock options were granted during 1994 to the five highest paid executive officers of AmeriQuest, as follows: Harold L. Clark, 250,000 shares; Carol L. Miltner, 100,000 shares; Stephen G. Holmes, 100,000 shares; Mike Rusert, 100,000 shares and Peter Lytle, 40,000 shares. During 1995, non-qualified options were granted to Howard B. Crystal, 100,000 shares; and options were granted in connection with business operations acquired, including 610,000 shares to former NCD employees and 121,798 to employees of Robec, Inc. AmeriQuest also allowed Messrs. Clark and Holmes to purchase 200,000 and 50,000 shares, respectively for $2.50 per share for consideration consisting of the par value paid in cash and Promissory Notes in the amounts of $298,000 and $124,500, respectively, which are due September 30, 1996.

  On December 6, 1993, the Compensation Committee was appointed, consisting of Messrs. Marc Werner, Terren Peizer and William Silvis. Accordingly, this report has been signed by these directors.

August 7, 1995                            COMPENSATION COMMITTEE

                                          Marc L. Werner
                                          Terren S. Peizer
                                          William N. Silvis

  The Named Executive Officers are no longer employees of AmeriQuest. For more information regarding the termination of their employment, please see the discussion in Proposal 2 above respecting the transactions under the Computer 2000 Purchase Agreement and "Certain Relationships and Related Transactions-- Severance Arrangements with Preceding Management" below. Therefore, the preceding Report of the Compensation Committee does not discuss the policies and actions of the Compensation Committee as they relate to the current executive officers of AmeriQuest, who are identified under the caption "Executive Officers" above, because this report only discusses policies and actions relating to fiscal year 1995, the last completed fiscal year. For a description of employment agreements entered into by AmeriQuest with certain executive officers, please see "Employment Agreements" above. The policies and actions of the Compensation Committee as they relate to the current executive officers of AmeriQuest will be discussed, as may be required, in the Report of the Compensation Committee contained in AmeriQuest's Proxy Statement for the next Annual Meeting of Stockholders.

                               PERFORMANCE GRAPH

  The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that AmeriQuest specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

  The graph below compares the percentage change in the cumulative stockholder return on AmeriQuest Common Stock from June 30, 1991 through June 30, 1995 with the percentage change in the cumulative total return over the same period on (i) the CRSP Index for the NASDAQ Stock Market--US Companies, and (ii) the CRSP Index for the NASDAQ Stock Market--Computer Manufacturing Companies. This graph assumes an initial investment of $100 on July 1, 1991 in each of AmeriQuest Common Stock, the CRSP Index for the NASDAQ Stock Market--US Companies and the CRSP Index for the NASDAQ Stock Market--Computer Manufacturing Companies.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
            AQS, NASDAQ CRSP-COMPUTER MANUFACTURING COMPANIES AND
                         NASDAQ CRSP-US COMPANIES

                        PERFORMANCE GRAPH APPEARS HERE

                                            NASDAQ
                                            CRSP-
                                            COMPUTER        NASDAQ
Measurement Period                          MANUFACTURING   CRSP-US
(Fiscal Year Covered)        AQS            COMPANIES       COMPANIES
-------------------          ----------     ---------     ----------
Measurement Pt-06/30/91      $100           $100          $100
FYE 06/30/1992               $ 68           $155          $118
FYE 06/30/1993               $121           $192          $148
FYE 06/30/1994               $142           $225          $149
FYE 06/30/1995               $ 84           $310          $196

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

  Reference is hereby made to the Employment Agreements between AmeriQuest and each of D. Stephen DeWindt, Mark C. Mulford and Holger Heims described above in "Employment Agreements".

ISSUANCES BY AMERIQUEST OF SECURITIES

  Reference is hereby made to the issuances by AmeriQuest of securities to Manufacturers Indemnity and Insurance Company of America, Wendover Financial Company and William N. Silvis described above in "Compensation Committee Interlocks and Insider Participation".

  In October 1994, AmeriQuest sold to Harold Clark 200,000 shares of Common Stock at $2.50 per share. The purchase price at which AmeriQuest sold these shares was $0.10 per share greater than the purchase price at which AmeriQuest sold promissory notes convertible into shares in the 1994 Private Placement completed in October 1994 described in Proposal 5 above. Dr. Clark paid in cash the total par value for the shares of $2,000 and tendered a non-interest bearing promissory note for the balance of $498,000, which promissory note is secured by these shares purchased. The promissory note was originally due in October 1995, but, in July 1995, AmeriQuest extended the due date until September 1996. At the time Dr. Clark purchased these shares, he was the Chief Executive Officer of AmeriQuest.

  In October 1994, AmeriQuest sold to Stephen Holmes 50,000 shares of Common Stock at $2.50 per share. The purchase price at which AmeriQuest sold these shares was $0.10 per share greater than the purchase price at which AmeriQuest sold promissory notes convertible into shares in the 1994 Private Placement completed in October 1994 described in Proposal 5 above. Mr. Holmes paid in cash the total par value for the shares of $500 and tendered a non-interest bearing promissory note for the balance of $124,500, which promissory note is secured by these shares purchased. The promissory note was originally due in October 1995, but, in July 1995, AmeriQuest extended the due date until September 1996. At the time Mr. Holmes purchased these shares, he was the Chief Financial Officer of AmeriQuest.

  Prior to fiscal year 1995, AmeriQuest granted to William T. Walker, Jr. stock options which, after subsequent adjustment, were exercisable for 2,500, 2,500 and 15,000 shares of AmeriQuest Common Stock at $1.50, $1.50 and $2.00 per share, respectively. In October 1994, AmeriQuest granted to Mr. Walker, then a director of AmeriQuest, a stock option exercisable for 15,000 shares of AmeriQuest Common Stock at $3.375 per share and vesting over a three-year period. In July 1995, AmeriQuest canceled those stock options held by Mr. Walker exercisable for a total of 35,000 shares, and, in lieu thereof, granted to Mr. Walker 35,000 fully-paid shares of Common Stock in consideration of prior services rendered by Mr. Walker to AmeriQuest. At the time AmeriQuest issued these shares of Common Stock, Mr. Walker was a Director of AmeriQuest.

  On August 21, 1995, as more fully described in Proposal 2 above, AmeriQuest issued to Computer 2000 Inc. (i) 810,811 shares of AmeriQuest Series A Preferred Stock (convertible into 8,108,110 shares of AmeriQuest Common Stock, subject to adjustment), (ii) 1,785,714 shares of AmeriQuest Series B Preferred Stock (convertible into 17,857,140 shares of AmeriQuest Common Stock, subject to adjustment), (iii) the Achievement Warrants, which, subject to adjustment, are presently exercisable for up to 1,403,475 shares of AmeriQuest Series D Preferred Stock (convertible into 14,034,750 shares of AmeriQuest Common Stock, subject to adjustment), (iv) the Acquisition Maintenance Warrant which, subject to adjustment, is presently exercisable for up to 218,307 shares of AmeriQuest Series E Preferred Stock (convertible into 5,457,675 shares of AmeriQuest Common Stock, subject to adjustment), (v) the Unit Maintenance Warrants, which, subject to adjustment, are presently exercisable for up to 514,857 shares of AmeriQuest Series F Preferred Stock (convertible into 5,148,570 shares of AmeriQuest Common Stock, subject to adjustment), and (vi) the Maintenance Option, which as of the Record Date was exercisable for at least approximately [5,281,305] shares of AmeriQuest Common Stock (subject to adjustment). Additionally, in connection with the Computer 2000 Purchase Agreement, (i) the following five persons designated by Computer 2000 Inc. were appointed as Directors of AmeriQuest: D. Stephen DeWindt, Klaus J. Laufen, Dr. Harry Krischik, Mark C. Mulford and Holger Heims (Mr. Laufen has since resigned in December 1995 as a Director of AmeriQuest), (ii) Mr. DeWindt was appointed Chairman of the Board and Chief Executive Officer of AmeriQuest, (iii) Dr. Krischik was appointed Co-Chairman of the Board of AmeriQuest and (iv) Mr. Mulford was appointed President and Chief Operating Officer of AmeriQuest.

SEVERANCE ARRANGEMENTS WITH PRECEDING MANAGEMENT

  Harold Clark's employment by AmeriQuest terminated in August 1995. Prior to such termination, Dr. Clark had been President and Chief Executive Officer of AmeriQuest. Additionally, prior to such termination, in December 1993, AmeriQuest had granted to Dr. Clark a non-qualified stock option exercisable for 250,000 shares of Common Stock at $2.00 per share, expiring six years from the date of grant, subject to earlier termination upon termination of employment. This option vested in 25% increments every 14 months. Pursuant to the Employment Agreement, dated as of December 3, 1993, between Dr. Clark and AmeriQuest, Dr. Clark was entitled in the event of the termination of his employment other than for "cause" to severance pay in an amount equal to two years of his base salary and, in such event, his stock options would be deemed fully vested. Pursuant to the Settlement Agreement and Release executed August 16, 1995, Dr. Clark and AmeriQuest, in settlement of a dispute between the parties regarding the termination of Dr. Clark's employment, agreed to severance terms which were different than those provided in his Employment Agreement. Pursuant to that Settlement Agreement and Release (i) Dr. Clark agreed to consult with AmeriQuest for a four month period following the date of termination of his employment and, in consideration therefor, AmeriQuest agreed to pay Dr. Clark a mutually agreeable rate per project or period and paid Dr. Clark a retainer equal to $270,000, (ii) Dr. Clark's option described above was repriced effective on the effective date of the Settlement Agreement and Release to be exercisable at $1.00 per share, was deemed fully vested and exercisable only during the two year period following the date of his termination of employment, (iii) AmeriQuest agreed to use its best efforts to file a registration statement with the SEC with respect to the shares of AmeriQuest Common Stock issuable upon exercise of Dr. Clark's stock option and
(iv) Dr. Clark agreed to release AmeriQuest and certain other parties from certain claims relating to his employment by AmeriQuest. Additionally, in connection with the termination of his employment, AmeriQuest paid Dr. Clark $20,000 for accrued vacation. Dr. Clark remains a Director of AmeriQuest.

  Stephen Holmes' employment by AmeriQuest terminated in August 1995. Prior to such termination, Mr. Holmes had been Chief Financial Officer, Treasurer and Secretary of AmeriQuest. Additionally, prior to such termination, in June 1992, AmeriQuest had granted to Mr. Holmes a non-qualified stock option exercisable for 10,000 shares of Common Stock at $1.50 per share. Additionally, in December 1993, AmeriQuest had granted to Mr. Holmes a non-qualified stock option exercisable for 100,000 shares of Common Stock at $2.00 per share, expiring six years from the date of grant, subject to earlier termination upon termination of employment. The December 1993 option vested in 25% increments every 14 months. Pursuant to the Employment Agreement, dated as of December 3, 1993, between Mr. Holmes and AmeriQuest, Mr. Holmes was entitled in the event of the termination of his employment other than for "cause" to severance pay in an amount equal to two years of his base salary and, in such event, his stock options would be deemed fully vested. Pursuant to the Settlement Agreement and Release executed August 16, 1995, Mr. Holmes and AmeriQuest, in settlement of a dispute between the parties regarding the termination of Mr. Holmes' employment, agreed to severance terms which were different than those provided in his Employment Agreement. Pursuant to that Settlement Agreement and Release,
(i) Mr. Holmes agreed to consult with AmeriQuest for a four month period following the date of termination of his employment and, in consideration therefor, AmeriQuest agreed to pay Mr. Holmes $12,500 per month, (ii) AmeriQuest paid Mr. Holmes $160,000, $100,000 of which was paid 8 days after the date of the Settlement Agreement and Release and $60,000 of which was payable on or before January 5, 1996, (iii) the December 1993 option for 100,000 shares was repriced effective on the effective date of the Settlement Agreement and Release to be exercisable at $1.00 per share, was deemed fully vested and exercisable only during the two year period following the date of his termination of employment, (iv) AmeriQuest agreed to use its best efforts to file a registration statement with the SEC with respect to the shares of AmeriQuest Common Stock issuable upon exercise of Mr. Holmes' stock option and (v) Mr. Holmes agreed to release AmeriQuest and certain other parties from certain claims relating to his employment by AmeriQuest. Additionally, in connection with the termination of his employment, AmeriQuest paid Mr. Holmes approximately $11,500 for accrued vacation. The June 1993 option for 10,000 shares expired unexercised according to its terms 3 months after the termination of Mr. Holmes' employment. Mr. Holmes resigned in January 1996 as a Director of AmeriQuest, although he remains a consultant to AmeriQuest.

  Peter Lytle's employment by AmeriQuest terminated in September 1995. Prior to such termination, Mr. Lytle had been Senior Vice President-Operations of AmeriQuest. Additionally, prior to such termination, in December 1993, AmeriQuest had granted to Mr. Lytle a non-qualified stock option exercisable for 40,000 shares of Common Stock at $2.00 per share, expiring six years from the date of grant, subject to earlier termination upon termination of employment. This option vested in 25% increments every 14 months. Pursuant to the Employment Agreement, dated as of December 3, 1993, between Mr. Lytle and AmeriQuest, Mr. Lytle was entitled in the event of the termination of his employment other than for "cause" to severance pay in an amount equal to one year of his base salary and, in such event, his stock options would be deemed fully vested. Pursuant to the Severance Agreement, dated September 19, 1995, between Mr. Lytle and AmeriQuest, (i) AmeriQuest paid Mr. Lytle approximately $110,500 and (ii) Mr. Lytle's stock option described above was deemed fully vested and exercisable only during the 90 day period following the date of his termination of employment. This option expired unexercised in December 1995.

  Howard Crystal's employment by AmeriQuest terminated in September 1995. Prior to such termination, Mr. Crystal had been Senior Vice President-Marketing and Purchasing of AmeriQuest. Additionally, prior to such termination, in July 1994, AmeriQuest had granted to Mr. Crystal a non-qualified stock option exercisable for 100,000 shares of Common Stock at $3.15 per share, expiring six years from the date of grant, subject to earlier termination upon termination of employment. This option vested in 25% increments every 14 months. Pursuant to the Employment Agreement, dated as of July 14, 1994, between Mr. Crystal and AmeriQuest, Mr. Crystal was entitled in the event of the termination of his employment other than for "cause" to severance pay in an amount equal to one year of his base salary and, in such event, his stock options would be deemed fully vested. Pursuant to the Severance Agreement, dated September 19, 1995, between Mr. Crystal and AmeriQuest, (i) AmeriQuest paid Mr. Crystal $125,000 and (ii) Mr. Crystal's option described above was deemed fully vested and exercisable only during the 90 day period following the date of his termination of employment. This option expired unexercised in December 1995.

  Irwin Bransky's employment by Kenfil, a wholly-owned subsidiary of AmeriQuest, terminated in March 1995, the date on which the Employment Agreement, dated June 2, 1994, between Mr. Bransky and Kenfil terminated by its terms. Prior to such termination, Mr. Bransky had been President and Chief Executive Officer of Kenfil. Mr. Bransky was not entitled to, and was not paid, any severance pay by Kenfil upon the termination of his employment.

  Carol Miltner's employment by AmeriQuest terminated in March 1995. Prior to such termination, Ms. Miltner had been Executive Vice President-Sales and Marketing of AmeriQuest. Additionally, prior to such termination, in December 1993, AmeriQuest had granted to Ms. Miltner a non-qualified stock option exercisable for 100,000 shares of Common Stock at $2.00 per share, expiring six years from the date of grant, subject to earlier termination upon termination of employment. This option vested in 25% increments every 14 months. Pursuant to the Employment Agreement, dated as of December 3, 1993, between Ms. Miltner and AmeriQuest, Ms. Miltner was entitled in the event of the termination of her employment other than for "cause" to severance pay in an amount equal to two years of her base salary and, in such event, her stock options would be deemed fully vested. Pursuant to the Severance Agreement, dated March 21, 1995, between Ms. Miltner and AmeriQuest, (i) AmeriQuest paid Ms. Miltner $10, (ii) AmeriQuest paid The Consulting Group, which is wholly-owned by Ms. Miltner, $75,000 for services rendered in 1995 and (iii) Ms. Miltner's stock option described above was deemed fully vested and exercisable only during the one year period following the date of her termination of employment.

  Gregory A. White's employment by AmeriQuest terminated in July 1995. Prior to such termination, Mr. White had been Chief Operating Officer of AmeriQuest. Additionally, prior to such termination, in November 1994, AmeriQuest had granted to Mr. White two stock options. One stock option was exercisable for 375,000 shares of Common Stock at $3.50 per share, expiring six years from the date of grant, subject to earlier termination upon termination of employment. This option vested in 25% increments every 14 months. The other stock option was exercisable for 82,500 shares of Common Stock at $0.05 per share, expiring in December 1995. This option was fully vested on the date of grant. Pursuant to the Employment Agreement, dated as of October 1994, between Mr. White and AmeriQuest, Mr. White was entitled in the event of the termination of his employment other than for "cause" to severance pay in an amount equal to two years of his base salary, the payment of premiums on his health insurance program during the two year period following termination and, in such event, his stock options would be deemed fully vested. Pursuant to the Confidential Separation Agreement and General Release entered into by Mr. White and AmeriQuest, in settlement of a dispute between those parties regarding the termination of Mr. White's employment, those parties agreed to severance terms which were different than those provided in this Employment Agreement. Pursuant to that Confidential Separation Agreement and General Release, (i) AmeriQuest agreed to pay Mr. White $500,000 within three (3) business days following the closing of the transactions contemplated by the Computer 2000 Purchase Agreement, (ii) AmeriQuest agreed to pay Mr. White regular salary until the earlier of the date that the previously-referenced $500,000 payment was made or September 30, 1995, (iii) AmeriQuest agreed to continue health insurance coverage for Mr. White and his dependents until the earlier of the date that Mr. White and his dependents are covered by a new employer's health plan or July 11, 1997, (iv) Mr. White's stock option exercisable for 375,000 shares was deemed fully vested and exercisable only during the two year period following the date of the Confidential Separation Agreement and General Release, (v) AmeriQuest agreed to register the shares of AmeriQuest Common Stock issuable upon exercise of Mr. White's two stock options no later than October 15, 1995,
(vi) AmeriQuest agreed to allow Mr. White to retain $155,000 he borrowed from AmeriQuest as an interest-free loan, which shall be due and payable as soon as the average trading price for AmeriQuest's Common Stock during any 20 consecutive day period equals or exceeds $3.50 and the shares of AmeriQuest Common Stock issuable upon exercise of Mr. White's stock option for 82,500 shares are freely tradable pursuant to a registration statement or Rule 144 promulgated under the Securities Act, (vii) AmeriQuest forgave its outstanding loan of $75,000 made to Mr. White to assist him in relocating his family from Florida to California and (viii) AmeriQuest and Mr. White agreed to release each other from any and all claims.

  Thomas F. Ross' employment by AmeriQuest terminated in November 1995. Prior to such termination, Mr. Ross had been Executive Vice President-Operations of AmeriQuest. Additionally, prior to such termination AmeriQuest had granted to Mr. Ross stock options exercisable for 125,000 shares and 27,500 shares of Common Stock at $3.50 per share and $0.05 per share, respectively. Pursuant to the Employment Agreement, dated as of October 1994, between Mr. Ross and AmeriQuest, Mr. Ross was entitled in the event of the termination of his employment other than for "cause" to severance pay in an amount equal to two years of his base salary and, in such event, his stock options would be deemed fully vested. Pursuant to the Severance Agreement, dated November 3, 1995, between Mr. Ross and AmeriQuest, (i) AmeriQuest paid Mr. Ross approximately $350,000, (ii) Mr. Ross acknowledged an earlier debt to AmeriQuest in the amount of approximately $116,500 and delivered to AmeriQuest a note for such amount, (iii) Mr. Ross' stock options described above were deemed fully vested and exercisable only during the one year period following the date of his termination of employment and (iv) AmeriQuest and Mr. Ross executed a mutual release.

                             STOCKHOLDER PROPOSALS

  Any AmeriQuest stockholder who wishes to submit a proposal for presentation to AmeriQuest's 1996 Annual Meeting of Stockholders must submit the proposal to AmeriQuest, 3 Imperial Promenade, Ste. 300, Santa Ana, California 92707,
Attention: Mr. Donald W. Resnick, Secretary, not later than September 30, 1996 for inclusion, if appropriate, in AmeriQuest's proxy statement and form of proxy relating to its 1996 Annual Meeting of Stockholders.

                         COMPLIANCE UNDER SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16 of the Exchange Act requires AmeriQuest's directors and officers, and persons who beneficially own more than 10% of AmeriQuest's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Such persons are required by SEC regulation to furnish AmeriQuest with copies of all Section 16(a) forms that they file.

  Based solely on its review of the copies of such forms furnished to AmeriQuest and written representations from the executive officers and directors, AmeriQuest believes that all Section 16(a) filing requirements were met for AmeriQuest's fiscal year 1995, except as follows: (i) Howard Crystal has failed to file a Form 3 reporting his appointment as Senior Vice President of Marketing and Purchasing in July 1994, a position from which he resigned in September 1995; (ii) Irwin Bransky has failed to file a Form 3 reporting his position as President and Chief Executive Officer of Kenfil, Inc. upon the acquisition in September 1994 of Kenfil, Inc. by AmeriQuest, a position from which he was released in March 1995; (iii) William Walker failed to file a Form 4 reporting the grant in October 1994 by AmeriQuest of an option exercisable for Common Stock, at which time Mr. Walker was a Director of AmeriQuest; (iv) William Silvis failed to file a Form 4 reporting the grant in October 1994 by AmeriQuest of an option exercisable for Common Stock, at which time Mr. Silvis was a Director of AmeriQuest; (v) Marc Werner failed to file a Form 4 reporting the purchase in October 1994 by Manufacturers Indemnity and Insurance Company of America ("MIICA") of shares of Common Stock, at which time Mr. Werner was a Director of both MIICA and AmeriQuest; (vi) Eric Werner failed to file a Form 4 reporting the purchase in October 1994 by MIICA of shares of Common Stock, at which time Mr. Werner was a Director of both MIICA and AmeriQuest; (vii) Harold Clark failed to file a Form 4 reporting his purchase in October 1994 of shares of Common Stock, at which time Dr. Clark was the Chief Executive Officer of AmeriQuest; (viii) Stephen Holmes failed to file a Form 4 reporting his purchase in October 1994 of shares of Common Stock, at which time Mr. Holmes was the Chief Financial Officer of AmeriQuest; (ix) Marc Werner failed to file a Form 4 reporting the purchase in October 1994 by MIICA of notes convertible into shares of Common Stock and warrants exercisable for Common Stock, at which time Mr. Werner was a Director of both MIICA and AmeriQuest; (x) Eric Werner failed to file a Form 4 reporting the purchase in October 1994 by MIICA of notes convertible into shares of Common Stock and warrants exercisable for Common Stock, at which time Mr. Werner was a Director of both MIICA and AmeriQuest; (xi) Terren Peizer filed late a Form 4 reporting the purchase in October 1994 of notes convertible into shares of Common Stock and warrants exercisable for Common Stock, at which time Mr. Peizer was a Director of AmeriQuest; (xii) Robert H. Beckett filed late a Form 3 reporting his appointment as a Director of AmeriQuest in October 1994; (xiii) Thomas Ross filed late a Form 3 reporting his appointment as an officer of AmeriQuest in November 1994; (xiv) Gregory White filed late a Form 3 reporting his appointment as the Chief Operating Officer of AmeriQuest in November 1994; (xv) MIICA failed to file a Form 3 reporting its purchase in May 1995 of shares of Common Stock and warrants exercisable for Common Stock, thereby causing MIICA to become a "ten percent holder" of AmeriQuest; (xvi) Marc Werner failed to file a Form 4 reporting the purchase in May 1995 by MIICA of shares of Common Stock and warrants exercisable for Common Stock, at which time Mr. Werner was a director of both MIICA and AmeriQuest; and (xvii) Eric Werner failed to file a Form 4 reporting the purchase in May 1995 by MIICA of shares of Common Stock and warrants exercisable for Common Stock, at which time Mr. Werner was a director of both MIICA and AmeriQuest.

                                 OTHER BUSINESS

  The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                         AMERIQUEST TECHNOLOGIES, INC.

                          1996 EQUITY INCENTIVE PLAN

                          AS ADOPTED JANUARY   , 1996

  1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

  2. SHARES SUBJECT TO THE PLAN.

  2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 2,000,000 Shares. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

  2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

  3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 500,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent, Subsidiary or Affiliate of the Company (including new employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate of the Company) who are eligible to receive up to a maximum of 800,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

  4. ADMINISTRATION.

  4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

    (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

    (b) prescribe, amend and rescind rules and regulations relating to this Plan;

    (c) select persons to receive Awards;

    (d) determine the form and terms of Awards;

    (e) determine the number of Shares or other consideration subject to Awards;

    (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

    (g) grant waivers of Plan or Award conditions;

    (h) determine the vesting, exercisability and payment of Awards;

    (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

    (j) determine whether an Award has been earned; and

    (k) make all other determinations necessary or advisable for the administration of this Plan.

  4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

  4.3 Exchange Act Requirements. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board, all of whom are Outside Directors and Disinterested Persons. During all times that the Company is subject to Section 16 of the Exchange Act, the Company will take appropriate steps to comply with the disinterested administration requirements of Section 16(b) of the Exchange Act, which will consist of the appointment by the Board of a Committee consisting of not less than two (2) members of the Board, each of whom is a Disinterested Person.

  5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

  5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

  5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

  5.3 Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

  5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

  5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

  5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

    (a) If the Participant is Terminated for any reason except retirement under a qualified retirement plan, death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

    (b) If the Participant is Terminated because of Participant's retirement under a qualified retirement plan, death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant's death or disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant's death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

  5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

  5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs.

In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

  5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with
Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

  5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

  6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

  6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

  6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee and will be at least 85% of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

  6.3 Restrictions. Restricted Stock Awards will be subject to such restrictions (if any) as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

  7. STOCK BONUSES.

  7.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent, Subsidiary or Affiliate and/or individual performance factors or upon such other criteria as the Committee may determine.

  7.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant and whether such Shares will be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will determine: (a) the nature, length and starting date of any period during which performance is to be measured (the "Performance Period") for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

  7.3 Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

  7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee will determine otherwise.

  8. PAYMENT FOR SHARE PURCHASES.

  8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

    (a) by cancellation of indebtedness of the Company to the Participant;

    (b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

    (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

    (d) by waiver of compensation due or accrued to the Participant for services rendered;

    (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

      (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the

    Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

      (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

    (f) by any combination of the foregoing.

  8.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

  9. WITHHOLDING TAXES.

  9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

  9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee and will be subject to the following restrictions:

    (a) the election must be made on or prior to the applicable Tax Date;

    (b) once made, then except as provided below, the election will be irrevocable as to the particular Shares as to which the election is made;

    (c) all elections will be subject to the consent or disapproval of the Committee;

    (d) if the Participant is an Insider and if the Company is subject to
  Section 16(b) of the Exchange Act: (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and (2) either (A) the election to use stock withholding must be irrevocably made at least six
  (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax Date) or (B) the exercise of the Option or election to use stock withholding must be made in the ten
  (10) day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings; and

    (e) in the event that the Tax Date is deferred until six (6) months after the delivery of Shares under Section 83(b) of the Code, the Participant will receive the full number of Shares with respect to which the exercise occurs, but such Participant will be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

  10. PRIVILEGES OF STOCK OWNERSHIP.

  10.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 12.

  10.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

  11. TRANSFERABILITY. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

  12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, and/or (b) a right to repurchase a portion of or all Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at: (A) with respect to Shares that are "Vested" (as defined in the Award Agreement), the higher of: (l) Participant's original Purchase Price, or (2) the Fair Market Value of such Shares on Participant's Termination Date, provided, that such right of repurchase (i) must be exercised as to all such "Vested" Shares unless a Participant consents to the Company's repurchase of only a portion of such "Vested" Shares and (ii) terminates when the Company's securities become publicly traded; or (B) with respect to Shares that are not "Vested" (as defined in the Award Agreement), at the Participant's original Purchase Price, provided, that the right to repurchase at the original Purchase Price lapses at the rate of at least 20% per year over five (5) years from the date the Shares were purchased (or from the date of grant of options in the case of Shares obtained pursuant to a Stock Option Agreement and Stock Option Exercise Agreement), and if the right to repurchase is assignable, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

  13. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

  14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

  15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

  16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

  17. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

  18. CORPORATE TRANSACTIONS.

  18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Options, as provided above, pursuant to a transaction described in this Subsection 18.1, such Options will expire on such transaction at such time and on such conditions as the Board will determine.

  18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

  18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

  19. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date of adoption by the Board (the "Effective Date"). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded. So long as the Company is subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to stockholder approval.

  20. TERM OF PLAN. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval.

  21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or (if the Company is subject to the Exchange Act or Section 16(b) of the Exchange Act) pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder, respectively.

  22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

  23. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

  "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

  "Award" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

  "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

  "Board" means the Board of Directors of the Company.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Committee" means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

  "Company" means Ameriquest Technologies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

  "Disability" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

  "Disinterested Person" means a director who has not, during the period that person is a member of the Committee and for one year prior to commencing service as a member of the Committee, been granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

  "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

    (a) if such Common Stock is then quoted on the New York Stock Exchange, its closing price on the New York Stock Exchange on the last trading day prior to the date of determination as reported in The Wall Street Journal;

    (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

    (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination as reported in The Wall Street Journal; or

    (d) if none of the foregoing is applicable, by the Committee in good faith.

  "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

  "Outside Director" means any director who is not; (a) a current employee of the Company or any Parent, Subsidiary or Affiliate of the Company; (b) a former employee of the Company or any Parent, Subsidiary or Affiliate of the Company who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan); (c) a current or former officer of the Company or any Parent, Subsidiary or Affiliate of the Company; or (d) currently receiving compensation for personal services in any capacity, other than as a director, from the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, that at such time as the term "Outside Director", as used in Section 162(m) of the Code is defined in regulations promulgated under Section 162(m) of the Code, "Outside Director" will have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

  "Option" means an award of an option to purchase Shares pursuant to Section
5.

  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  "Participant" means a person who receives an Award under this Plan.

  "Plan" means this Ameriquest Technologies, Inc. 1996 Equity Incentive Plan, as amended from time to time.

  "Restricted Stock Award" means an award of Shares pursuant to Section 6.

  "SEC" means the Securities and Exchange Commission.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

  "Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

                                                     PRELIMINARY PROXY MATERIALS


                         AMERIQUEST TECHNOLOGIES, INC.
                 PROXY FOR 1995 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints D. Stephen DeWindt and Donald W. Resnick, and each of them, the attorney and proxy of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote all the shares of Common Stock and Preferred Stock of AmeriQuest Technologies, Inc. ("AmeriQuest"), which the undersigned is entitled to vote at the 1995 Annual Meeting of Stockholders of AmeriQuest (the "Meeting") to be held at the offices of AmeriQuest, located at 3 Imperial Promenade, Ste. 300, Santa Ana, California
92707, on [March 8], 1996, at [       ] a.m., local time, and at any and all
postponements or adjournments thereof, with all of the powers the undersigned would possess if personally present, as follows:

1.ELECTION OF DIRECTORS.

[_] FOR all nominees listed below (except as   [_] WITHHOLDING AUTHORITY to vote
    indicated to the contrary below). If any       for all nominees listed
    such nominee for any reason is unable to       below
    serve, or for good cause will not serve, as a director, then this Proxy will be voted for such substitute nominee as the proxy holders may determine.

Nominees: D. Stephen DeWindt, Harry Krischik, Marc L. Werner, Mark Mulford, Holger Heims, Harold L. Clark and Robert H. Beckett.

 Instruction:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

    ------------------------------------------------------------------------
2. TO APPROVE AN AMENDMENT TO AMERIQUEST'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK ISSUABLE BY AMERIQUEST FROM 30,000,000 SHARES TO 200,000,000 SHARES.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

3. TO APPROVE AN AMENDMENT TO AMERIQUEST'S CERTIFICATE OF INCORPORATION TO PROVIDE THAT THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK ISSUABLE BY AMERIQUEST BE 5,000,000.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

4. TO APPROVE THE CONVERSION OF AMERIQUEST SERIES G PREFERRED STOCK INTO AMERIQUEST COMMON STOCK.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

5. TO RATIFY CERTAIN PRIOR ISSUANCES BY AMERIQUEST OF SECURITIES.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

6. TO APPROVE THE ADOPTION OF THE 1996 EQUITY INCENTIVE PLAN FOR AWARDS FOR UP TO 2,000,000 SHARES OF AMERIQUEST COMMON STOCK.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

7. TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS FOR AMERIQUEST FOR FISCAL YEAR 1996.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

8. THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

The Board of Directors recommends that you vote FOR the election of all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5, FOR Proposal 6, and FOR Proposal 7.

TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, JUST SIGN AND DATE THIS PROXY.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, FOR PROPOSAL 6, AND FOR PROPOSAL 7. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.
If you expect to attend the Meeting, please check this box [_] .

                                             ----------------------------------
                                             (Print Stockholder(s) name)

                                             ----------------------------------
                                             (Signature(s) of Stockholder or
                                             Authorized Signatory)

                                             ----------------------------------
                                             Dated: ___________________________

                                             Please sign exactly as your
                                             name(s) appear(s) on your stock
                                             certificate. If shares of stock
                                             stand of record in the names of
                                             two or more persons or in the
                                             name of husband and wife, whether
                                             as joint tenants or otherwise,
                                             both or all of such persons
                                             should sign this Proxy. If shares
                                             of stock are held of record by a
                                             corporation, this Proxy should be
                                             executed by the president or vice
                                             president and the secretary or
                                             assistant secretary. Executors,
                                             administrators or other
                                             fiduciaries who execute this
                                             Proxy for a deceased stockholder
                                             should give their full title.
                                             Please date this Proxy.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO
    COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN
        ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.